Filed Pursuant to Rule 424(b)(5)
Registration No. 333-215577
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 1, 2017)

4,200,000 Common Shares
We are offering by this prospectus supplement an aggregate of 4,200,000 of our common shares pursuant to a Securities Purchase Agreement. In a concurrent private placement, we are also selling warrants to purchase a total of two common shares for each share purchased in this offering (the "Warrants").  One-half of the Warrants will expire on the eight-month anniversary of the date of issuance of the common shares sold hereunder (the "Class A Warrants") and one-half of the Warrants will expire on the eighteen-month anniversary of the date of issuance of the common shares sold hereunder (the "Class B Warrants"). Each Class A Warrant will be immediately exercisable as of the date of issuance of the common shares sold hereunder (the "Exercise Date") at an exercise price of $2.00 per share, subject to adjustment. Each Class B Warrant will be immediately exercisable as of the Exercise Date at an exercise price of $2.00 per share, subject to adjustment. The Warrants and the common shares issuable upon the exercise of the Warrants (the "Warrant Shares") are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part nor are such Warrants and Warrant Shares being offered pursuant to such prospectus supplement and base prospectus. The Warrants are being offered under an exemption from the registration requirements of the Securities Act. The Warrants are not and will not be listed for trading on any national securities exchange. We have agreed to register the Warrant Shares under the Securities Act. Each purchaser will be an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act.
As of the date of this prospectus, our common shares trade on the Nasdaq Capital Market under the symbol "TOPS."  The last reported sale price of our common shares on November 6, 2019 was $2.84 per share.
As of the date hereof, we have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the twelve calendar month period that ends on and includes the date of this prospectus supplement. The aggregate market value of our common shares held by non-affiliates pursuant to General Instruction I.B.5 of Form F-3 is $39,283,224, which was calculated based on 4,494,648 of our common shares outstanding and held by non-affiliates as of the date of this prospectus supplement and a price of $8.74 per share, the closing price of our common shares on September 9, 2019. As a result, we are currently eligible to offer and sell up to an aggregate of $13,094,408 of our common shares pursuant to General Instruction I.B.5 of Form F-3.
Investing in our securities is highly speculative and involves a high degree of risk.  See "Risk Factors" beginning on page S-12 of this prospectus for a discussion of information that should be considered in connection with an investment in our common shares and in the documents incorporated by reference into this prospectus.
We have retained Maxim Group LLC (who we refer to herein as the Placement Agent or Maxim) as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase our common shares in this offering, and we have agreed to pay the Placement Agent a cash fee of 6.5% of the aggregate gross proceeds in this offering. The Placement Agent is not selling any of our common shares pursuant to this prospectus supplement or the accompanying prospectus.  We expect that delivery of our common shares being offered pursuant to this prospectus supplement will be made to the Investors on or about November 7, 2019.
	Per Share	Total
Public offering price	$2.00	$8,400,000
Placement agent fees	$0.13	$546,000
Proceeds to the Company before expenses	$1.87	$7,854,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Maxim Group LLC

The date of this prospectus supplement is November 6, 2019

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	S-2
ENFORCEABILITY OF CIVIL LIABILITIES	S-4
PROSPECTUS SUPPLEMENT SUMMARY	S-5
THE OFFERING	S-10
RISK FACTORS	S-12
USE OF PROCEEDS	S-18
CAPITALIZATION	S-19
TAXATION	S-20
BENEFICIAL OWNERSHIP OF OUR COMMON SHARES	S-21
PLAN OF DISTRIBUTION	S-22
DESCRIPTION OF SECURITIES WE ARE OFFERING AND CONCURRENT PRIVATE PLACEMENT	S-24
EXPENSES	S-27
LEGAL MATTERS	S-27
EXPERTS	S-27
WHERE YOU CAN FIND ADDITIONAL INFORMATION	S-27
PROSPECTUS
SUMMARY	1
RISK FACTORS	5
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	6
RATIO OF EARNINGS TO FIXED CHARGES	7
USE OF PROCEEDS	8
CAPITALIZATION	9
PRICE RANGE OF COMMON SHARES	10
PLAN OF DISTRIBUTION	11
SELLING SECURITYHOLDER	13
DESCRIPTION OF CAPITAL STOCK	14
DESCRIPTION OF DEBT SECURITIES	24
DESCRIPTION OF WARRANTS	30
DESCRIPTION OF PURCHASE CONTRACTS	31
DESCRIPTION OF RIGHTS	32
DESCRIPTION OF UNITS	33
ENFORCEABILITY OF CIVIL LIABILITIES	34
EXPENSES	35
LEGAL MATTERS	35
EXPERTS	35
WHERE YOU CAN FIND ADDITIONAL INFORMATION	35
GOVERNMENT FILINGS	35

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, utilizing a "shelf" registration process.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the common shares offered hereby and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
The second part, the accompanying base prospectus, gives more general information and disclosure about our securities that we may offer from time to time, some of which does not apply to this offering of common shares offered hereby.  When we refer to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.
If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us and our common shares being offered and other information you should know before investing.  You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading, "Where You Can Find Additional Information" in this prospectus supplement and the accompanying prospectus before investing in our common shares.
Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it.  We are offering to sell the common shares offered hereby only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in the prospectus is accurate only as of the date such information was issued, regardless of the time of delivery of the prospectus or any sale of the common shares offered hereby.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.
We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. The words "anticipate," "believe," "expect," "intend," "estimate," "forecast," "project," "plan," "potential," "may," "should," and similar expressions identify forward-looking statements. We caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material.
The forward-looking statements in this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish the expectations, beliefs or projections described in the forward-looking statements contained in this report. All statements in this prospectus that are not statements of historical fact are forward-looking statements.
Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the following:
•
our ability to maintain or develop new and existing customer relationships with major refined product importers and exporters, major crude oil companies and major commodity traders, including our ability to enter into long-term charters for our vessels;

•	our future operating and financial results;
•	oil and chemical tanker industry trends, including charter rates and vessel values and factors affecting vessel supply and demand;
•	our ability to take delivery of, integrate into our fleet, and employ newbuildings we may order in the future and the ability of shipyards to deliver vessels on a timely basis;
•	the aging of our vessels and resultant increases in operation and drydocking costs;
•	the ability of our vessels to pass classification inspections and vetting inspections by oil majors and big chemical corporations;
•	significant changes in vessel performance, including increased vessel breakdowns;
•	the creditworthiness of our charterers and the ability of our contract counterparties to fulfill their obligations to us;
•	our ability to repay outstanding indebtedness, to obtain additional financing and to obtain replacement charters for our vessels, in each case, at commercially acceptable rates or at all;
•	changes to governmental rules and regulations or actions taken by regulatory authorities and the expected costs thereof;

•	potential liability from litigation and our vessel operations, including discharge of pollutants;
•	changes in general economic and business conditions;
•	general domestic and international political conditions, potential disruption of shipping routes due to accidents, political events or acts by terrorists;
•	changes in production of or demand for oil and petroleum products and chemicals, either globally or in particular regions;
•	the strength of world economies and currencies, including fluctuations in charterhire rates and vessel values; and
•	other important factors described from time to time in the reports filed by us with the Commission.
We refer you to the section entitled "Risk Factors," beginning on page S-12 of this prospectus supplement, on page 4 of the accompanying prospectus and on page 7 of our most recent Annual Report on Form 20-F, which is incorporated by reference herein, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. These factors and the other risk factors described in this prospectus supplement are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.
Forward-looking statements reflect only as of the date on which they are made. We will not update any forward-looking statements to reflect future events, developments, or other information. If we do update one or more forward-looking statements, no inference should be drawn that additional updates will be made regarding that statement or any other forward-looking statements.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Republic of the Marshall Islands and our principal executive office is located outside of the United States in Greece. Some of our directors, officers and the experts named in this prospectus supplement reside outside the United States. In addition, a substantial portion of our assets and the assets of certain of our directors, officers and experts are located outside of the United States. As a result, it may be difficult or impossible for U.S. investors to serve process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws.

Furthermore, there is substantial doubt that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries, directors or officers and such experts are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries, directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiaries, directors or officers and such experts based on those laws.

PROSPECTUS SUPPLEMENT SUMMARY
This section summarizes certain of the information that is contained in this prospectus supplement or the documents incorporated by reference herein, and this summary is qualified in its entirety by that more detailed information.  This summary may not contain all of the information that may be important to you.  We urge you to carefully read this entire prospectus supplement and the documents incorporated by reference herein, including our financial statements and the related notes and the information in the section entitled "Item 5. Operating and Financial Review and Prospects" in our Annual Report on Form 20-F for the year ended December 31, 2018, which is incorporated by reference herein. As an investor or prospective investor, you should review carefully the more detailed information that appears later in this prospectus and the information incorporated by reference in this prospectus, including the section entitled "Risk Factors" herein.
Unless the context otherwise requires, as used in this prospectus, the terms "Company," "we," "us," and "our" refer to TOP SHIPS INC. and all of its subsidiaries, and "TOP SHIPS INC." refers only to TOP SHIPS INC. and not to its subsidiaries.
We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.
Our reporting currency is in the U.S. dollar and all references in this prospectus to "$" or "dollars" are to U.S. dollars. Further, unless otherwise indicated, the information presented in this prospectus supplement gives effect to the following reverse stock splits of our issued and outstanding common shares: a one-for-ten reverse stock split effected on February 22, 2016, a one-for-twenty reverse stock split effected on May 11, 2017, a one-for-fifteen reverse stock split effected on June 23, 2017, a one-for-thirty reverse stock split effected on August 3, 2017, a one-for-two reverse stock split effected on October 6, 2017, a one-for-ten reverse stock split effected on March 26, 2018, and a one-for-twenty reverse stock split effected on August 22, 2019.
Our Company
We are an international owner and operator of modern, fuel efficient eco tanker vessels focusing on the transportation of crude oil, petroleum products (clean and dirty) and bulk liquid chemicals. Our fleet, both sale and leasebacked and owned has a total capacity of 892,000 deadweight tonnes ("dwt"). As of the date of this prospectus, our fleet consists of two owned 39,000 dwt product/chemical tankers vessels, the M/T Eco Fleet and the M/T Eco Revolution, and two owned 50,000 dwt product/chemical tankers, the M/T Stenaweco Elegance and the M/T Eco Palm Desert. We also have sale and leaseback agreements for four 50,000 dwt product/chemical tankers, M/T Nord Valiant, M/T Stenaweco Excellence, the M/T Eco California and the M/T Eco Marina Del Ray and two 159,000 dwt Suezmax tankers, the M/T Eco Bel Air and M/T Eco Beverly Hills and we also own 50% interests in two 50,000 dwt product/chemical tankers, M/T Eco Holmby Hills and the M/T Palm Springs as well as two chartered-in 50,000 dwt product/chemical tankers vessels, the M/T Stenaweco Energy and the M/T Stenaweco Evolution.  All of our vessels are IMO certified and are capable of carrying a wide variety of oil products including chemical cargos which we believe make our vessels attractive to a wide base of charterers.
We intend to continue to review the market in order to identify potential acquisition targets in line with our strategy.
We believe we have established a reputation in the international ocean transport industry for operating and maintaining vessels with high standards of performance, reliability and safety. We have assembled a management team comprised of executives who have extensive experience operating large and diversified fleets of tankers and who have strong ties to a number of national, regional and international oil companies, charterers and traders.

Our Current Fleet
The following tables present our fleet list as of the date of this prospectus supplement:

MR Tanker vessels:
Name	Deadweight	Vessel Type	Charterer	End of firm period	Charterer's Optional Periods	Gross Rate fixed period/ options
M/T Stenaweco Energy***	50,000	Medium Range ("MR") Tanker	Stena Weco A/S	February 2021	1+1 years	$15,616 / $17,350 / $18,100
M/T Stenaweco Evolution***	50,000	Medium Range ("MR") Tanker	Stena Weco A/S	October 2021	1+1 years	$15,516 / $17,200 / $18,000
M/T Eco Fleet*	39,000	Medium Range ("MR") Tanker	Clearlake Shipping Pte Ltd	April 2022	1+1 years	$12,600 1st year, $13,100 2nd year and $13,600 3rd year / $14,350 / $15,600
M/T Eco Revolution*	39,000	Medium Range ("MR") Tanker	BP Shipping Limited	January 2021	1+1 years	$13,500 / $16,000 / $16,750
M/T Stenaweco Excellence**	50,000	Medium Range ("MR") Tanker	Stena Weco A/S	November 2020	1+1 years	$16,200 / $17,200 / $18,000
M/T Nord Valiant**	50,000	Medium Range ("MR") Tanker	DS Norden A/S	August 2021	1+1 years	$16,800 / $17,600 / $18,400
M/T Stenaweco Elegance*	50,000	Medium Range ("MR") Tanker	Stena Weco A/S	March 2021	1+1 years	$16,500 / $17,500 / $18,500
M/T Eco Palm Desert*	50,000	Medium Range ("MR") Tanker	Shell Tankers Singapore Private Limited	September 2021	1 year	$13,300 plus 50% profit share/ $13,950 plus 50% profit share
M/T Eco California**	50,000	Medium Range ("MR") Tanker	Shell Tankers Singapore Private Limited	January 2021	1 year	$13,750 plus 50% profit share/ $13,950 plus 50% profit share
M/T Eco Marina Del Ray**	50,000	Medium Range ("MR") Tanker	Cargill	March 2024	-	$15,100

Suezmax Vessels:
Name	Deadweight	Charterer	End of firm period	Charterer's Optional Periods	Gross Rate fixed period/ options
M/T Eco Bel Air**	157,000	BP Shipping Limited	April 2020	1+1 years	$24,500 / $27,500 / $29,000
M/T Eco Beverly Hills**	157,000	BP Shipping Limited	May 2020	1+1 years	$24,500 / $27,500 / $29,000

Joint Venture MR Tanker fleet (50% owned):
Name	Deadweight	Charterer	End of firm period	Charterer's Optional Periods	Gross Rate fixed period/ options
M/T Eco Holmby Hills	50,000	Clearlake Shipping Pte Ltd	March 2021	1+1 years	$14,600 up to March 2020 and $15,025 thereafter / $15,400 / $16,400
M/T Eco Palm Springs	50,000	Clearlake Shipping Pte Ltd	May 2021	1+1 years	$14,750 up to May 2020 and $15,175 thereafter / $15,550 / $16,550

*This vessel is owned by the Company
**The Company has a sale and leaseback agreement for this vessel, treated as a financing
*** The Company has a sale and leaseback agreement for this vessel, treated as an operating lease
All the vessels in our fleet are equipped with engines of modern design and with improvements in the hull, propellers and other parts of the vessel to decrease fuel consumption and reduce emissions. Vessels with this combination of technologies, introduced from certain shipyards, are commonly referred to as eco vessels. We believe that recent advances in shipbuilding design and technology should make these latest generation vessels more fuel-efficient than older vessels in the global fleet that compete with our vessels for charters, providing us with a competitive advantage.  Furthermore, three of our vessels have scrubbers installed.
Recent Developments
We entered into sale and leaseback agreements with Oriental Fleet International Company Limited, a non-affiliated party, for M/T Stenaweco Excellence on July 15, 2019, and for both M/T Stenaweco Energy and M/T Stenaweco Evolution on August 30, 2019. The sale of the M/T Stenaweco Excellence was on July 15, 2019 and we expect to conclude sale of the last two vessels in the fourth quarter of 2019. Following the sale, we have bareboat chartered back the M/T Stenaweco Excellence for a period of ten years at a bareboat hire rates comprising of financing principal based on straight-line amortization plus interest based on the three months Libor plus 3.90% per day. As part of this transaction, we have continuous options, after the third year, to buy back the vessels at purchase prices stipulated in the bareboat agreements depending on when the option is exercised and at the end of the ten-year period we have an obligation to purchase the vessels. The gross proceeds from the sale of the M/T Stenaweco Excellence were $25.6 million. The sale and leaseback agreement for the last two vessels will be on similar terms, with the gross proceeds to be finally determined around the sale date.
The abovementioned sale and leaseback transactions contain, customary covenants and event of default clauses, including cross-default provisions and restrictive covenants and performance requirements. The sale and leaseback agreements with Oriental Fleet International Company Limited will be accounted as financing transactions, since control will remain with us and the vessels will continue to be recorded as assets on our balance sheet. In addition, we have the obligation to repurchase the vessels.
From July 25 to November 6, 2019, we redeemed 10,439 of Series E Preferred Shares for $12 million.

On August 22, 2019, we effected a 1-for-20 reverse stock split of our common shares. There was no change in the number of our authorized common shares. All share amounts in this prospectus supplement, not including amounts incorporated by reference, have been retroactively adjusted to reflect this reverse stock split.
On September 13, 2019, we closed an underwritten public offering of an aggregate of 1,580,000 common shares (or pre-funded warrants to purchase common shares in lieu thereof (the "Pre-Funded Warrants")), warrants (the "Traditional Warrants") to purchase up to 1,790,000 of our common shares and an overallotment option of up to 237,000 common shares. This resulted in gross proceeds of $10,480,060 before deducting underwriting discounts, commissions and other offering expenses. The gross proceeds include the partial exercise of 85,000 common shares of the underwriter's over-allotment option granted in connection with the offering. From September 13 to November 6, 2019, 1,244,390 common shares were issued pursuant to the cashless exercise of the same number of Traditional Warrants.
On October 14, 2019, we entered into a deed of Amendment for the AT Bank Bridge Facility Note dated March 22, 2019 in the amount of $10.5 million, or the AT Note, which among other things, extended the maturity date of the AT Note for one year to March 31, 2021.
Corporate Information
Our predecessor, Ocean Holdings Inc., was formed as a corporation in January 2000 under the laws of the Republic of the Marshall Islands and renamed Top Tankers Inc. in May 2004. In December 2007, Top Tankers Inc. was renamed TOP Ships Inc.
Central Shipping Inc., or CSI, a related party affiliated with the family of Evangelos J. Pistiolis, our President, Chief Executive Officer and Director, performs all vessel operational, technical and commercial functions for us, including the chartering of our fleet, as well as newbuilding supervision and accounting, reporting and administrative services.
The current address of our principal executive office is 1 Vas. Sofias and Meg. Alexandrou Str, 15124 Maroussi, Greece. The telephone number of our registered office is 011-30-210-812-8000. Our corporate website address is www.topships.org. The information contained on our website does not constitute part of this prospectus.

Summary Risk Factors
Investing in our securities is highly speculative and involves a high degree of risk.  We face a number of risks associated with our business and industry and must overcome a variety of challenges to utilize our strengths and implement our business strategy. These risks include, among others:
•	our inability to finance new vessel acquisitions;
•	our inability to successfully employ our vessels;
•	changes in the international shipping market, including supply and demand, charter hire and utilization rates, and commodity prices;
•	increased costs of compliance with regulations affecting the international shipping industry;
•	a downturn in the global economy;
•
hazards inherent in the international shipping industry and marine operations resulting in liability for personal injury or loss of life, damage to or destruction of property and equipment, pollution or environmental damage;

•	our inability to maintain the listing of our common shares on the Nasdaq Capital Market;
•	the risk inherent in related party transactions which we are and may be a party to;
•	our inability to comply with loan covenants; and
•
in 2013 U.S. federal tax authorities treated us as a "passive foreign investment company" and we could be treated as such again, which could have adverse U.S. federal income tax consequences to U.S. shareholders.

This is not a comprehensive list of risks to which we are subject, and you should carefully consider all the information in this prospectus in connection with your ownership of our common shares. In particular, we urge you to carefully consider the risk factors set forth in the section of this prospectus entitled "Risk Factors" beginning on page S-12.

THE OFFERING
Common Shares outstanding	4,494,648 common shares
Common Shares offered by us:	4,200,000 common shares
Common shares to be outstanding after this offering (1):	8,694,648 common shares
Concurrent Private Placement
We are offering 4,200,000 common shares in this offering pursuant to this prospectus supplement and the accompanying base prospectus and a securities purchase agreement at a price of $2.00 per share. In a concurrent private placement, we are also selling to investors, for no additional consideration, a Class A Warrant and a Class B Warrant for each share purchased in this offering.  One-half of the Warrants, the Class A Warrants, will expire on the eight-month anniversary of the date of issuance of the common shares sold hereunder. One-half of the Warrants, the Class B Warrants, will expire on the eighteen-month anniversary of the date of issuance of the common shares sold hereunder.  Each Class A Warrant will be immediately exercisable as of the Exercise Date at an exercise price of $2.00 per share, subject to adjustment. Each Class B Warrant will be immediately exercisable as of the Exercise Date at an exercise price of $2.00 per share, subject to adjustment. The Warrants and the common shares issuable upon the exercise of the Warrants, or the Warrant Shares, are not being registered under the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part nor are such Warrants and Warrant Shares being offered pursuant to such prospectus supplement and base prospectus.  The Warrants are not and will not be listed for trading on any securities exchange. We have agreed to register the Warrant Shares under the Securities Act. Each purchaser will be an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act.

Use of proceeds
We estimate that the net proceeds from this offering will be approximately $7.7 million, based on a public offering price of $2.00  per share and after deducting the placement agent's commissions and our estimated offering expenses. This does not include any proceeds that we may receive from the exercise of the Warrants.

We expect to use the net proceeds of this offering to prepay part of the AT Bank Bridge Facility Note dated March 22, 2019, as amended, or the AT Facility, redeem part of our Series E Preferred Shares and to apply any amounts not used for the foregoing purposes for working capital and general corporate purposes, including vessel acquisitions. Please See "Use of Proceeds."

Preferred stock purchase rights
We have entered into a Stockholders Rights Agreement dated September 22, 2016 (the "Stockholders Rights Agreement"), with Computershare Trust Company, N.A. as Rights Agent. Pursuant to this Stockholders Rights Agreement, each of our common shares includes one right (a "Right") that entitles the holder to purchase from us a unit consisting of one one-thousandth of a share of our preferred stock at an exercise price specified in the Stockholders Rights Agreement, subject to specified adjustments. Until a Right is exercised, the holder of a Right will have no rights to vote or receive dividends or any other stockholder rights. See "Description of Share Capital—Stockholders Rights Agreement" for further details.

Tax consequences
We are a "Passive Foreign Investment Company," or PFIC, with respect to certain U.S. Holders, as defined below. United States persons owning our common shares prior to 2014 are encouraged to consult their personal tax advisors with respect to an investment in the common shares offered hereunder.
The U.S. federal income tax and Marshall Islands tax consequences of purchasing, owning and disposing of our common shares are described under the heading "Taxation —U.S. Federal Income Consequences—U.S. Federal Income Taxation of U.S. Holders." Prospective investors are urged to consult their own tax advisors regarding the tax consequences of purchasing, owning and disposing of our common shares.

Listing	Our common shares are listed for trading on the Nasdaq Capital Market under the symbol "TOPS."
Risk Factors
Investing in our securities is highly speculative and involves substantial risk. You should carefully consider all the information in this prospectus prior to investing in our securities. In particular, we urge you to consider carefully the factors set forth in the section of this prospectus entitled "Risk Factors" beginning on page S-12.

(1) The number of common shares outstanding immediately after this offering is based on 4,494,648 common shares outstanding as of November 6, 2019 and excludes the 7,444,958 common shares underlying our Series E Preferred Shares.

RISK FACTORS
Investing in our securities is highly speculative and involves a high degree of risk. We have identified a number of risk factors which you should consider before investing in our common shares. You should consider carefully the risks set forth below, those risk factors set forth under the heading "Risk Factors" in our Annual Report on Form 20-F incorporated by reference in this prospectus supplement and in any other documents we have incorporated by reference in this prospectus supplement, as well as those under the heading "Risk Factors" in the accompanying prospectus dated February 1, 2017 before investing in the common shares offered hereby. The occurrence of one or more of these risk factors could adversely affect our results of operations or financial condition.
RISKS RELATING TO THIS OFFERING
We issued 704,692 common shares and 3,343,775 common shares as of the date of this prospectus supplement during 2018 and 2019, respectively, through various transactions. Shareholders may experience significant dilution as a result of our offerings.
We have already sold large quantities of our common shares pursuant to previous public and private offerings of our equity and equity-linked securities.  We currently have an effective registration statement on Form F-3 (333-215577) for which this prospectus supplement forms a part, for the sale of up $200,000,000, of which approximately $100.8 million has been sold. We also have 17,719 Series E Preferred Shares outstanding, which are convertible into approximately 7,444,958 common shares as of the date of this prospectus.  All of the Series E Preferred Shares are held by Family Trading Inc., a company related to Mr. Evangelos Pistiolis, our President, Chief Executive Officer and Director.
Purchasers of the common shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. In addition, we may issue additional common shares or other equity securities of equal or senior rank in the future in connection with, among other things, future vessel acquisitions, redemptions of our Series E Preferred Shares, or our equity incentive plan, without shareholder approval, in a number of circumstances. Our existing shareholders may experience significant dilution if we issue shares in the future at prices below the price at which previous shareholders invested.
Our issuance of additional shares of common shares or other equity securities of equal or senior rank would have the following effects:
•	our existing shareholders' proportionate ownership interest in us will decrease;
•	the amount of cash available for dividends payable on the shares of our common shares may decrease;
•	the relative voting strength of each previously outstanding common share may be diminished; and
•	the market price of the shares of our common shares may decline.
Investors may experience significant dilution as a result of this offering and future offerings.
We are selling 4,200,000 common shares, which is approximately 93.4%,of our issued and outstanding common shares through this offering pursuant to this prospectus supplement.  The Investors may resell some or all of the shares of our common shares we issue to them and such sales could cause the market price of our common shares to decline.  The warrants being sold in the concurrent private placement may result in the issuance of 8,400,000 common shares, which is approximately 186.9% of our issued and outstanding common shares and together with 4,200,000 common shares would be 280.3% of our issued and outstanding common shares. Under these circumstances, our existing stockholders would experience greater dilution.
Purchasers of the shares of our common shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. In addition, we may offer additional common shares in the future, which may result in additional significant dilution.

Our management team will have broad discretion over the use of the net proceeds from this offering.
Our management will use its discretion to direct the net proceeds from this offering. We intend to use the net proceeds of this offering, after deducting the Placement Agent's commissions and our estimated offering expenses, to prepay part of our debt, redeem part of our Series E Preferred Shares and to apply any remaining amounts for working capital and general corporate purposes, including vessel acquisitions. Our management's judgments may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.
Future issuances or sales, or the potential for future issuances or sales, of our common shares may cause the trading price of our securities to decline and could impair our ability to raise capital through subsequent equity offerings.
We have issued a significant number of our common shares and we may do so in the future. Shares to be issued in future equity offerings could cause the market price of our common shares to decline, and could have an adverse effect on our earnings per share if and when we become profitable. In addition, future sales of our common shares or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common shares to decline, and could materially impair our ability to raise capital through the sale of additional securities.
The market price of our common shares could decline due to sales, or the announcements of proposed sales, of a large number of common shares in the market, including sales of common shares by our large shareholders, or the perception that these sales could occur. These sales or the perception that these sales could occur could also depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of common shares or other equity-related securities would have on the market price of our common shares.
Our Third Amended and Restated Articles of Incorporation, as amended, authorize our Board of Directors to, among other things, issue additional shares of common or preferred stock or securities convertible or exchangeable into equity securities, without shareholder approval. We may issue such additional equity or convertible securities to raise additional capital. The issuance of any additional shares of common or preferred stock or convertible securities could be substantially dilutive to our shareholders. Moreover, to the extent that we issue restricted stock units, stock appreciation rights, options or warrants to purchase our common shares in the future and those stock appreciation rights, options or warrants are exercised or as the restricted stock units vest, our shareholders may experience further dilution. Holders of shares of our common shares have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders.
Evangelos Pistiolis, our President, Chief Executive Officer and Director, exercises significant control over us.
As of the date of this prospectus, Lax Trust, which is an irrevocable trust established for the benefit of certain family members of our President, Chief Executive Officer and Director, Mr. Evangelos Pistiolis, may be deemed to beneficially own, directly or indirectly, all of the 100,000 outstanding shares of our Series D Preferred Shares.  Each Series D Preferred Share carries 1,000 votes.  By its ownership of 100% of our Series D Preferred Shares, Lax Trust has control over our actions.
As of the date of this prospectus, the Lax Trust may be deemed to own all of the outstanding shares of Family Trading Inc., and Tankers Family Inc., which in aggregate own approximately 62.4% of our outstanding common shares, including 7,444,958 Common Shares issuable upon the conversion of 17,719 Series E Perpetual Convertible Preferred Shares held by Family Trading Inc. Due to the number of shares that the Lax Trust may be deemed to own, it has the power to exert considerable influence over our actions and to effectively control the outcome of matters on which our shareholders are entitled to vote, including the election of our directors and other significant corporate actions. The interests of the Lax Trust or the family of Mr. Pistiolis may be different from your interests.

Future issuance of common shares may trigger anti-dilution provisions in our Series E Preferred Shares and affect the interests of our common shareholders.
The Series E Preferred Shares contain anti-dilution provisions that could be triggered by the issuance of common shares in a future offering, depending on their offering price. For instance, the issuance by us of common shares for less than $20.00 per common share, which is the current conversion price of the Series E Preferred Shares, could result in an adjustment downward of the Series E Preferred Shares conversion price and an increase in the number of common shares each Series E Preferred Share is converted into. These adjustments could affect the interests of our common shareholders and the trading price for our common shares. Furthermore the Series E Preferred Shares holders have the option to replace the fixed conversion price with a variable exercise price, namely 80% of the lowest daily VWAP of our common shares over the 20 consecutive trading days expiring on the trading day immediately prior to the date of delivery of an exercise notice (but in no event can this variable conversion price be less than $0.60) and purchase such proportionate number of shares based on the variable conversion price in effect on the date of conversion. If using the variable conversion price of the Series E Preferred Shares, as of November 6, 2019, the Series E Preferred Shares have a conversion price of $2.38 and are converted into 7,444,958 common shares per Series E Preferred Share, as may be further adjusted. Moreover, future issuance of other equity or debt convertible into or issuable or exchangeable for common shares at a price per share less than the then current conversion price of the Series E Preferred Shares would result in similar adjustments.
There is no guarantee of a continuing public market for you to resell our common shares.
Our common shares currently trade on the Nasdaq Capital Market. We cannot assure you that an active and liquid public market for our common shares will continue and you may not be able to sell your common shares in the future at the price that you paid for them or at all. The price of our common shares may be volatile and may fluctuate due to factors such as:
•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;
•	mergers and strategic alliances in the shipping industry;
•	market conditions in the shipping industry and the general state of the securities markets;
•	changes in government regulation;
•	shortfalls in our operating results from levels forecast by securities analysts; and
•	announcements concerning us or our competitors.
Further, a lack of trading volume in our stock may affect investors' ability to sell their shares. Our common shares have been experiencing low daily trading volumes in the market. As a result, investors may be unable to sell all or any of their shares in the desired time period, or may only be able to sell such shares at a significant discount to the previous closing price.
The market price of our common shares has recently declined significantly. If the average closing price of our common shares declines to less than $1.00 over 30 consecutive trading days, our common shares could be delisted from Nasdaq or trading could be suspended.
On July 27, 2016, we transferred our Nasdaq listing from the Nasdaq Global Select Market to the Nasdaq Capital Market. Our common shares continue to trade on Nasdaq under the symbol "TOPS". The Nasdaq Capital Market is a continuous trading market that operates in substantially the same manner as the Nasdaq Global Select Market. We then fulfilled the listing requirements of the Nasdaq Capital Market and the approval of the transfer cured our deficiency under Nasdaq Listing Rule 5450(b)(1)(C).

On June 27, 2017, we received written notification from Nasdaq, indicating that because the closing bid price of our common shares for the last 30 consecutive business days was below $1.00 per share, we no longer met the minimum bid price requirement for the Nasdaq Capital Market, set forth in Nasdaq Listing Rule 5450(a)(1). Pursuant to the Nasdaq Listing Rules, the applicable grace period to regain compliance was 180 days, or until December 26, 2017. We regained compliance on August 17, 2017.
On October 10, 2017, we received written notification from Nasdaq indicating that because the closing bid price of our common shares for the last 30 consecutive business days was below $1.00 per share, we no longer meet the minimum bid price requirement for the Nasdaq Capital Market, set forth in Nasdaq Listing Rule 5450(a)(1). Pursuant to the Nasdaq Listing Rules, the applicable grace period to regain compliance is 180 days, or until April 9, 2018. After requesting a grace period from Nasdaq, we regained compliance on April 11, 2018.
On March 11, 2019, we received written notification from Nasdaq, indicating that because the closing bid price of our common shares for the last 30 consecutive business days was below $1.00 per share, we no longer met the minimum bid price requirement for the Nasdaq Capital Market, set forth in Nasdaq Listing Rule 5450(a)(1). Pursuant to the Nasdaq Listing Rules, the applicable grace period to regain compliance is 180 days, or until September 9, 2019.
On August 22, 2019 we effectuated a 20 to 1 reverse stock split in order to regain compliance with Nasdaq Listing Rule 5450(a)(1). As a result, we regained compliance on September 5, 2019.
A renewed or continued decline in the closing price of our common shares on Nasdaq could result in a breach of these requirements. Although we would have an opportunity to take action to cure such a breach, if we do not succeed, Nasdaq could commence suspension or delisting procedures in respect of our common shares.  The commencement of suspension or delisting procedures by an exchange remains, at all times, at the discretion of such exchange and would be publicly announced by the exchange. If a suspension or delisting were to occur, there would be significantly less liquidity in the suspended or delisted securities. In addition, our ability to raise additional necessary capital through equity or debt financing would be greatly impaired. Furthermore, with respect to any suspended or delisted common shares, we would expect decreases in institutional and other investor demand, analyst coverage, market making activity and information available concerning trading prices and volume, and fewer broker-dealers would be willing to execute trades with respect to such common shares. A suspension or delisting would likely decrease the attractiveness of our common shares to investors, may constitute a breach under certain of our credit agreements and constitute an event of default under certain classes of our preferred stock and cause the trading volume of our common shares to decline, which could result in a further decline in the market price of our common shares.
Finally, if the volatility in the market continues or worsens, it could have a further adverse effect on the market price of our common shares, regardless of our operating performance.
Anti-takeover provisions in our organizational documents as well as our stockholders rights agreement could make it difficult for our stockholders to replace or remove our current Board of Directors or have the effect of discouraging, delaying or preventing a merger or acquisition, which could adversely affect the market price of our common shares.
Several provisions of our Third Amended and Restated Articles of Incorporation, as amended, and Amended and Restated By-Laws, as amended, could make it difficult for our stockholders to change the composition of our board of directors in any one year, preventing them from changing the composition of management. In addition, the same provisions may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable.
These provisions include:
•	authorizing our Board of Directors to issue "blank check" preferred stock without stockholder approval;
•	providing for a classified Board of Directors with staggered, three-year terms;
•	prohibiting cumulative voting in the election of directors;

•	authorizing the removal of directors only for cause and only upon the affirmative vote of the holders of at least 80% of the outstanding shares of our capital stock entitled to vote for the directors;
•	prohibiting shareholder action by written consent unless the written consent is signed by all shareholders entitled to vote on the action;
•	limiting the persons who may call special meetings of shareholders;
•	establishing advance notice requirements for nominations for election to our Board of Directors or for proposing matters that can be acted on by shareholders at shareholder meetings; and
•	restricting business combinations with interested shareholders.
In addition, we have entered into a stockholders rights agreement that will make it more difficult for a third party to acquire significant stake in us without the support of our Board of Directors.
The above anti-takeover provisions and the provisions of our stockholders rights agreement could substantially impede the ability of public stockholders to benefit from a change in control and, as a result, may adversely affect the market price of our common shares and your ability to realize any potential change of control premium.
We are incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate law and as a result, shareholders may have fewer rights and protections under Marshall Islands law than under a typical jurisdiction in the United States.
Our corporate affairs are governed by Our Third Amended and Restated Articles of Incorporation and Amended and Restated By-laws, as further amended, and by the Marshall Islands Business Corporations Act, or BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the law of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain United States jurisdictions. Shareholder rights may differ as well. While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, our public shareholders may have more difficulty in protecting their interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction.
We are a "foreign private issuer," which could make our common shares less attractive to some investors or otherwise harm our stock price.
We are a "foreign private issuer," as such term is defined in Rule 405 under the Securities Act. As a "foreign private issuer" the rules governing the information that we disclose differ from those governing U.S. corporations pursuant to the Exchange Act. We are not required to file quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four days of their occurrence. In addition, our officers and directors are exempt from the reporting and "short-swing" profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchase and sales of our securities. Our exemption from the rules of Section 16 of the Exchange Act regarding sales of common shares by insiders means that you will have less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act. Moreover, we are exempt from the proxy rules, and proxy statements that we distribute will not be subject to review by the Commission. Accordingly, there may be less publicly available information concerning us than there is for other U.S. public companies. These factors could make our common shares less attractive to some investors or otherwise harm our stock price.
We were subject to litigation and we may be subject to similar or other litigation in the future.
We and certain of our current executive officers were defendants in purported class-action lawsuits pending in the U.S. District Court for the Eastern District of New York, brought on behalf of our shareholders.  The lawsuits alleged violations of Sections 9, 10(b), 20(a) and/or 20A of the Securities Exchange Act of 1934, as amended, or the Exchange Act and Rule 10b-5 promulgated hereunder. In connection with these lawsuits, certain co-defendants requested that the Company indemnify and hold them harmless against all losses, including reasonable costs of defense, arising from the litigation, pursuant to the provisions of the Common Stock Purchase Agreement between the Company and Kalani.

On August 3, 2019 the Eastern District Court of New York dismissed the case with prejudice.  On August 26, 2019, plaintiffs appealed the dismissal to the United States Court of Appeals. We believe these claims to be without merit and intend to continue to defend these lawsuits vigorously. Furthermore, we may, from time to time, be a party to other litigation in the normal course of business. Monitoring and defending against legal actions, whether or not meritorious, is time-consuming for our management and detracts from our ability to fully focus our internal resources on our business activities. In addition, our legal fees and costs incurred in connection with such activities and any legal fees of co-defendants for which we are deemed responsible may be significant and we could, in the future, be subject to judgments or enter into settlements of claims for significant monetary damages. A decision adverse to our interests could result in the payment of substantial damages and could have a material adverse effect on our cash flow, results of operations and financial position.
With respect to any litigation, our insurance may not reimburse us or may not be sufficient to reimburse us for the expenses or losses we may suffer in contesting and concluding such lawsuit. Furthermore, our insurance does not cover legal fees associated with co-defendants. Substantial litigation costs, including the substantial self-insured retention that we are required to satisfy before any insurance applied to the claim, or an adverse result in any litigation may adversely impact our business, operating results or financial condition.
We are co-operating in an investigation by the United States Securities and Exchange Commission, the results of which may have a material adverse effect on our financial condition and business
On August 1, 2017, we received a subpoena from the Commission requesting certain documents and information in connection with offerings made by us between February 2017 and August 2017. We provided the requested information to the Commission in response to that subpoena. On September 26, 2018 and on October 5, 2018 we received two additional subpoenas from the Commission requesting certain documents and information in connection with the previous subpoena we received on August 1, 2017. We provided the requested information to the Commission in response to these subpoenas. The  investigation is ongoing and we continue to cooperate with the Commission in its investigation. We are unable to predict what action, if any, might be taken by the Commission or its staff as a result of this investigation or what impact, if any, the cost of responding to the investigation or its ultimate outcome might have on our financial position, results of operations or liquidity, or the price of our common shares.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $7.7 after deducting the placement agent's commissions and our estimated offering expenses. This does not include any proceeds that we may receive from the exercise of the Warrants.
We expect to use the net proceeds of this offering to prepay part of the AT Bank Bridge Facility Note dated March 22, 2019, as amended, or the AT Facility, redeem part of our Series E Preferred Shares and to apply any amounts not used for the foregoing purposes for working capital and general corporate purposes, including vessel acquisitions.  The AT Facility has an interest rate of 6% plus LIBOR and matures on March 31, 2021.

CAPITALIZATION
The following table sets forth our consolidated capitalization as of June 30, 2019:
•	on an actual basis;
•	on an as adjusted basis to give effect to the following transactions which occurred between June 30, 2019 and November 6, 2019:
o	the exercise of 112,000 of the 2014 Warrants into 42,903 number of common shares, with aggregate net proceeds of 0.3$ million;
o	the issuance of 1,665,000 common shares pursuant to a registered public offering that closed on September 13, 2019, with aggregate net proceeds of $9.7 million;
o	the cashless exercise of 1,777,700 of the 2019 Warrants into 1,244,390 number of common shares;
o
the drawdown of $25.6 million from the sale and leaseback of M/T Stenaweco Excellence from Oriental Fleet International Company Limited ("OFI") and the prepayment of $17.0 million of the outstanding loan under the NORD/LB Facility (the sale and leaseback will be accounted as a financing transaction);

o	$6.6 million of scheduled debt repayments under the ABN Amro, the AT Bank, the BoComm Leasing, the Cargill, the CMBFL, the OFI and the Alpha Bank Senior Credit facilities;
o	the redemption of 10,439 Series E Perpetual Convertible Preferred Shares for $12 million;
•
on a further adjusted basis, assuming our issuance and sale of the maximum amount of $8.4 million of our common shares at an offering price of $2.00 per share, net of estimated placement agent's commissions and our estimated offering expenses of $0.7 million.

The information set forth in the table gives effect to a one-for-twenty reverse split of our common shares effective as of August 22, 2019. There have been no other significant adjustments to our capitalization since June 30, 2019.
(Expressed in thousands of U.S. Dollars, except number of shares and per share data)	Actual	As Adjusted	As Further Adjusted
Debt:(1)
Current portion of long term debt	$27,169	$16,807	$16,807
Non-current portion of long term debt	239,073	251,363	251,363
Total debt	266,242	268,170	268,170
Mezzanine equity:
Preferred stock Series E, $0.01 par value; 28,158 shares issued and outstanding at June 30, 2019, 17,719 shares issued and outstanding at June 30, 2019, as adjusted and as further adjusted	32,381	20,376	20,376
Shareholders' equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized; 1,542,355 shares issued and outstanding at June 30, 2019, 4,494,648 shares issued and outstanding at June 30, 2019 as adjusted and 8,694,648 shares issued and outstanding at June 30, 2019, as further adjusted	15	45	87
Preferred stock Series D and Series E, $0.01 par value; 100,000 and 23,376 shares issued and outstanding at June 30, 2019 and 100,000 Series D and 22,108 Series E as adjusted and as further adjusted	1	1	1
Additional paid-in capital	403,494	413,461	421,139
Accumulated other comprehensive loss	(1,388)	(1,388)	(1,388)
Accumulated deficit	(308,407)	(308,407)	(308,407)
Total Shareholders' and Mezzanine equity	126,096	124,088	131,808
Total capitalization	$392,338	$392,258	$399,978
(1) Our long term indebtedness (both current and non-current portions), is secured by mortgages on our owned ships and is guaranteed by us. The related party indebtedness is unsecured.

TAXATION
You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in the section entitled "Taxation" of our annual report on Form 20-F for the year ended December 31, 2018, filed with the Commission on March 28, 2019 and incorporated by reference herein.

BENEFICIAL OWNERSHIP OF OUR COMMON SHARES
The following table sets forth the beneficial ownership of our common shares, as of November 6, 2019, held by: (i) each person or entity that we know beneficially owns 5% or more of our common shares and (ii) all our executive officers, directors and key employees as a group. Beneficial ownership is determined in accordance with the SEC's rules. In computing percentage ownership of each person, common shares subject to options held by that person that are currently exercisable or convertible, or exercisable or convertible within 60 days are deemed to be beneficially owned by that person. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. All of the shareholders, including the shareholders listed in this table, are entitled to one vote for each common share held.
Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Class
Lax Trust	7,444,958	62.4%

The above information is derived, in part, from the Schedule 13D/A filed with the SEC on November 5, 2019 as updated for subsequent corporate events. The Lax Trust is an irrevocable trust established for the benefit of certain family members of Evangelos J. Pistiolis, our President, Chief Executive Officer and Director. The business address of the Lax Trust is Level 3, 18 Stanley Street, Auckland 1010, New Zealand. The above percentage ownership is based on 11,939,606 common shares outstanding, which is calculated for purposes of the Schedule 13D/A by taking the sum of (i) 4,494,648 common shares outstanding, and (ii) 7,444,958 common shares issuable upon the conversion of 17,719 Series E Preferred Shares held by Family Trading, all figures being as of November 6, 2019. The Lax Trust may also be deemed to hold all of the 100,000 outstanding shares of our Series D Preferred Stock. Each Series D Preferred Share carries 1,000 votes. By its ownership of 100% of our Series D Preferred Shares, Lax Trust has control over our actions.
As of November 5, 2019, we had 1 shareholder of record, all of which were located in the United States and held an aggregate of 4,494,648 common shares, representing 100% of our outstanding common shares. However, the U.S. shareholder of record is Cede & Co., which holds our common shares. We believe that the shares held by Cede & Co. include common shares beneficially owned by both beneficial owners in the United States and non-U.S. beneficial owners. We are not aware of any arrangements the operation of which may at a subsequent date result in our change of control.

PLAN OF DISTRIBUTION
Pursuant to a placement agency agreement, dated November 6, 2019, between us and the Placement Agent, we have engaged the Placement Agent to act as the exclusive placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of the common shares we are offering by this prospectus supplement, and are not required to arrange the purchase or sale of any specific number of shares or dollar amount, but the placement agent has agreed to use "reasonable best efforts" to arrange for the sale of the shares offered hereby.
Our agreement with the Placement Agent provides that the obligations of the Placement Agent are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary opinions and closing certificates.
The Placement Agent shall arrange for the sale of the shares we are offering pursuant to this prospectus supplement to one or more Investors through a Securities Purchase Agreement, dated November 6, 2019, directly between the Investors (acting severally and not jointly) and us.  All of the shares offered hereby will be sold at the same price and, we expect, at a single closing.  We established the price following negotiations with prospective Investors and with reference to the prevailing market price of our common shares, recent trends in such price and other factors.  It is possible that not all of the shares we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. We expect that the sale of the shares will be completed on or around the date indicated on the cover page of this prospectus supplement.
Under the Securities Purchase Agreement, we have agreed not to contract to issue or announce the issuance or proposed issuance of any common shares or common share equivalents for [four months] following the closing of this offering.  In addition, we have also agreed that for a period of [four months] following the closing of this offering, we will not effect or contract to effect a "Variable Rate Transaction" as defined in the Securities Purchase Agreement.

Commissions and Expenses

We will pay the Placement Agent a placement agent fee equal to 6.5% of the gross proceeds of this offering.  The following table shows the per share and total placement agent fee we will pay to the Placement Agent in connection with the sale of the common shares offered hereby, assuming the purchase of all of the shares we are offering.

Per Share	$0.13
Total	$546,000.00

In addition, we have agreed to reimburse the placement agent at the closing for its out-of-pocket expenses, including fees of counsel to the placement agent, up to a maximum of $50,000.  We estimate the total expenses of this offering, which will be payable by us, excluding the placement agent fee and placement agent counsel fee, will be approximately $134,000.  After deducting the placement agent fee due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $7.7 million, or $24.5 million assuming all of the Warrants are exercised for cash at the $2.00 exercise price.
We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933.  We have also agreed to contribute to payments the placement agent may be required to make in respect to such liabilities.

Listing

Our common shares are listed on the Nasdaq Capital Market under the symbol "TOPS."

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Placement Agent, or by its respective affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the Placement Agent's websites and any information contained in any other websites maintained by the Placement Agent is not part of this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent, and should not be relied upon by investors.

Regulation M Restrictions

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the Placement Agent acting as a principal. Under these rules and regulations, the Placement Agent:

•	must not engage in any stabilization activity in connection with our securities; and
•
must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed their participation in the distribution.

DESCRIPTION OF SECURITIES WE ARE OFFERING AND CONCURRENT PRIVATE PLACEMENT
For the complete terms of our capital stock, please refer to our amended and restated articles of incorporation and our amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part. The Business Corporation Act of the Republic of the Marshall Islands, or the BCA, may also affect the terms of our capital stock.
We are offering 4,200,000 common shares in this offering pursuant to this prospectus supplement and the accompanying base prospectus and a securities purchase agreement at a price of $2.00 per share. In a concurrent private placement, we are also selling to investors, for no additional consideration, a Class A Warrant and a Class B Warrant for each share purchased in this offering. Each Class A Warrant will be exercisable for one common share of common stock immediately upon the date of issuance of the common shares sold hereunder, or the Exercise Date, at an exercise price of $2.00 per share, subject to adjustment. Each Class B Warrant will be exercisable for one common share of common stock immediately upon the Exercise Date at an exercise price of $2.00 per share, subject to adjustment. We have agreed to register the common shares underlying the Warrants under the Securities Act.
For purposes of the following description of capital stock, references to "us," "we" and "our" refer only to Top Ships Inc. and not any of its subsidiaries.
Common Shares
The material terms of our common shares are set forth in the section entitled "Additional Information – Memorandum and Articles of Association" of our annual report on Form 20-F for the year ended December 31, 2018 filed on March 28, 2019 and incorporated herein by reference.  Our common shares are listed on the NASDAQ Capital Market under the symbol "TOPS."  The transfer agent and registrar for our common shares is American Stock Transfer & Trust Company LLC.
Class A Warrants to be Issued in the Concurrent Private Placement
The following summary of certain terms and provisions of the Class A Warrants that are being offered in the concurrent private placement is not complete and is subject to, and qualified in its entirety by the provisions of, the Class A Warrant. Prospective investors should carefully review the terms and provisions of the form of Class A Warrant for a complete description of the terms and conditions of the Class A Warrants.
Exercisability. The Class A Warrants are exercisable beginning on the date of original issuance and will expire on the eight-month anniversary of the date of issuance of the common shares sold hereunder. The Class A Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common shares underlying the Class A Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the issuance of the common shares underlying the Class A Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Class A Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Class A Warrant. In addition, the Class A Warrant may be exercised on a cashless basis beginning on the earlier of (i) 30 days from the closing date and (ii) the trading day on which the aggregate trading volume of our common shares since the date of this prospectus is equal to more than three times the number of common shares offered pursuant to pursuant to this prospectus supplement (the "Cashless Date") if the VWAP of the common shares on any Trading Day on or after the Cashless Date fails to exceed $3.20 on such date (as may be subject to adjustment). The number of common shares issuable in such cashless exercise shall be 0.4 of a common share that would be issuable upon exercise of the Class A Warrant in accordance with its terms if such exercise were by means of a cash exercise. No fractional common shares will be issued in connection with the exercise of a Class A Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the Class A Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Class A Warrants.
Exercise Price. The Class A Warrant will have an exercise price of $2.00 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.
Transferability. Subject to applicable laws, the Class A Warrants may be offered for sale, sold, transferred or assigned without our consent.
Exchange Listing. There is no established public trading market for the Class A Warrants. In addition, we do not intend to apply for the listing of the Class A Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Class A Warrants will be limited.
Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Class A Warrants with the same effect as if such successor entity had been named in the Class A Warrant itself. If holders of our common shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Class A Warrant following such fundamental transaction.
Rights as a Stockholder. Except as otherwise provided in the Class A Warrants or by virtue of such holder's ownership of common shares, the holder of a Class A Warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Class A Warrant.
Class B Warrants to be Issued in the Concurrent Private Placement
The following summary of certain terms and provisions of the Class B Warrants that are being offered in the concurrent private placement is not complete and is subject to, and qualified in its entirety by the provisions of, the Class B Warrant. Prospective investors should carefully review the terms and provisions of the form of Class B Warrant for a complete description of the terms and conditions of the Class B Warrants.
Exercisability. The Class B Warrants are exercisable beginning on the date of original issuance and will expire on the eighteen-month anniversary of the date of issuance of the common shares sold hereunder. The Class B Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common shares underlying the Class B Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the issuance of the common shares underlying the Class B Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Class B Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Class B Warrant.  In addition, on the eight-month anniversary of the issuance date of the Class B Warrants, the exercise price of the Class B Warrants will adjust to be equal to the greater of $1.00 and 100% of the VWAP for the previous five (5) Trading Days immediately preceding the eight-month anniversary of the date of issuance of this Class Warrant.
Exercise Limitation. A holder will not have the right to exercise any portion of the Class B Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Class B Warrants.

Exercise Price. The Class B Warrant will have an exercise price of $2.00 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares and also upon future issuances of common shares, options, convertible securities, a change in an option price or conversion price of any security we issue in the future, or upon any distributions of our assets, including cash, stock or other property to our stockholders. On the eighth-month anniversary of the issuance date of the Class B Warrants, the exercise price of the Class B Warrants will adjust to be equal to the greater of $1.00 and 100% of the previous trading day's VWAP of our common shares, provided that such value is less than the exercise price in effect on that date.  In addition, if, at any time while the Class B Warrant is outstanding, we issue or sell, or are deemed to have issued or sold, any common shares (subject to certain exceptions) for a consideration per share (the "New Issuance Price") less than a price equal to the exercise price of the Class B Warrant in effect immediately prior to such issue or sale or deemed issue or sale or publicly announce thereof, then immediately after such issue, sale or public announcement thereof, the exercise price of the Class B Warrant then in effect shall be reduced to an amount equal to the New Issuance Price.  The foregoing adjustment to the exercise price of the Class B warrant is subject to a floor price of $1.00.
Transferability. Subject to applicable laws, the Class B Warrants may be offered for sale, sold, transferred or assigned without our consent.
Exchange Listing. There is no established public trading market for the Class B Warrants. In addition, we do not intend to apply for the listing of the Class B Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Class B Warrants will be limited.
Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Class B Warrants with the same effect as if such successor entity had been named in the Class B Warrant itself. If holders of our common shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Class B Warrant following such fundamental transaction.
Rights as a Stockholder. Except as otherwise provided in the Class B Warrants or by virtue of such holder's ownership of common shares, the holder of a Class B Warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Class B Warrant.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the common shares being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
SEC registration fee	$1,091
Placement Agent Fees	$546,000
Legal Fees and Expenses	$50,000
Placement Agent expenses reimbursement	$50,000
Accountants’ Fees and Expenses	$20,000
Miscellaneous Costs	$12,909
Total	$680,000

LEGAL MATTERS
Certain legal matters in connection with the sale of the common shares offered hereby, including the legality thereof, are being passed upon for us by Seward & Kissel LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, is representing the placement agent in this offering.
EXPERTS
The consolidated financial statements incorporated in this prospectus supplement by reference from TOP Ships Inc.'s Annual Report on Form 20-F for the year ended December 31, 2018, have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte Certified Public Accountants S.A. are located at Fragoklissias 3a & Granikou Str., 15125 Maroussi, Athens, Greece.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement and the accompanying prospectus with the Commission. This prospectus supplement and prospectus are a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports within the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Our filings are also available on our website at http://www.tops.org. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement. Further, other than as described below, the information contained in or accessible from the Commission's website is not part of this prospectus supplement.
Information Incorporated by Reference
The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus supplement and prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference in this prospectus supplement the following documents filed with the Commission pursuant to the Exchange Act:
•
Report on Form 6-K, filed with the Commission on September 13, 2019, which announced the closing of the Company's previously announced underwritten public offering of an aggregate of 1,665,000 common shares (or pre-funded warrants to purchase common shares in lieu thereof and warrants to purchase up to 1,790,000 of the Company's common shares resulting in gross proceeds to the Company of $10,480,060 before deducting underwriting discounts and commissions and other offering expenses.

•
Report on Form 6-K, filed with the Commission on September 12, 2019, which contains the Underwriting Agreement dated September 11, 2019 by and among the Company and Maxim Group LLC relating to the offering of common shares, pre-funded warrants, and other warrants by the Company, as well as the related Form of Common Stock Purchase Warrant and Form of Pre-Funded Common Stock Purchase Warrant.

•
Report on Form 6-K, filed with the Commission on September 11, 2019, which contains a press release entitled: "TOP Ships Inc. Announces Pricing of Approximately $10 Million Underwritten Public Offering."

•	Report on Form 6-K, filed with the Commission on September 10, 2019, which contains a press release entitled: "TOP Ships Inc. Announces Compliance with NASDAQ Minimum Bid Price Requirement."
•
Report on Form 6-K furnished with the Commission on September 3, 2019, which contains Management's Discussion and Analysis of Financial Condition and Results of Operations and the unaudited interim condensed consolidated financial statements and related notes thereto for the Company, as of and for the six months ended June 30, 2019.

•
Report on Form 6-K, furnished with the Commission on April 1, 2019, which contains the description of the purchase of the Series E Convertible Preferred Stock, the Certificate of Designation of the Series E Convertible Preferred Stock and the stock purchase agreement.

•
Report on Form 20-F for the year ended December 31, 2018, filed with the Commission on March 28, 2019, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

You should rely only on the information contained or incorporated by reference in this prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement as well as the information we previously filed with or furnished to the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
We will provide without charge to each person to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement. You may obtain a copy of these documents by writing or telephoning us at the following address:
TOP Ships Inc.
1 Vas. Sofias and Meg. Alexandrou Str,
15124 Maroussi, Greece
(011) 30 210 812-8180 (telephone number)
Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the Nasdaq Capital Market, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

PROSPECTUS
$200,000,000
Common Shares (including preferred stock purchase rights), Preferred Shares, Debt Securities, Warrants, Purchase Contracts, Rights and Units
And
1,000,000 Common Shares offered by the Selling Securityholder
TOP SHIPS INC.

Through this prospectus, we may periodically offer common shares (including related preferred stock purchase rights), preferred shares, debt securities, warrants, purchase contracts, rights and units. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.
In addition, YA II CD, LTD., or the Selling Securityholder, may sell in one or more offerings pursuant to this registration statement up to an aggregate of 1,000,000 of our common shares that are issuable to the Selling Securityholder upon conversion of 2,106 of our Series B Convertible Preferred Shares, or the Series B Convertible Preferred Shares, acquired by the Selling Securityholder from us in a private placement for $2.0 million that was completed on November 22, 2016.
The prices and terms of the securities that we or the Selling Securityholder will offer or sell will be determined at the time of their offering and will be described in a supplement to this prospectus. We will not receive any of the proceeds from the sale of securities by the Selling Securityholder. This prospectus describes some of the general terms that may apply to these securities. The securities issued or resold under this prospectus may be offered directly or through one or more underwriters, agents or dealers, or through other means. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.
Our common shares are currently listed on the Nasdaq Capital Market under the symbol "TOPS."
The aggregate market value of our outstanding common shares held by non-affiliates as of January 13, 2017 is $7,586,475, based on 5,694,141 common shares outstanding, of which 3,034,590 are held by non-affiliates, and a closing price on the Nasdaq Capital Market of $2.50 on that date. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the twelve calendar month period that ends on and includes the date hereof.
Investing in our securities involves a high degree of risk. Before you make an investment in our securities, you should carefully consider the section entitled "Risk Factors" beginning on page 4 of this prospectus, and the other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 1, 2017.

ABOUT THIS PROSPECTUS
Unless otherwise indicated, all references to "dollars" and "$" in this prospectus are to United States dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process. Under the shelf registration process, we may sell the common shares (including related preferred stock purchase rights), preferred shares, debt securities, warrants, purchase contracts, rights and units and the Selling Securityholder may sell our common shares that are described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the securities we or the Selling Securityholder may offer. Each time we or the Selling Securityholder offer or sell securities pursuant to this prospectus, we or the Selling Securityholder will provide you with a prospectus supplement that will describe the specific types, amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
This prospectus and any prospectus supplement are part of a registration statement we filed with the Commission and do not contain all of the information in the registration statement. Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the Commission as described below under "Where You Can Find Additional Information."
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We, the Selling Securityholder, and any underwriters have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Securityholder will make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

TABLE OF CONTENTS
SUMMARY	1
RISK FACTORS	5
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	6
RATIO OF EARNINGS TO FIXED CHARGES	7
USE OF PROCEEDS	8
CAPITALIZATION	9
PRICE RANGE OF COMMON SHARES	10
PLAN OF DISTRIBUTION	11
SELLING SECURITYHOLDER	13
DESCRIPTION OF CAPITAL STOCK	14
DESCRIPTION OF DEBT SECURITIES	24
DESCRIPTION OF WARRANTS	30
DESCRIPTION OF PURCHASE CONTRACTS	31
DESCRIPTION OF RIGHTS	32
DESCRIPTION OF UNITS	33
ENFORCEABILITY OF CIVIL LIABILITIES	34
EXPENSES	35
LEGAL MATTERS	35
EXPERTS	35
WHERE YOU CAN FIND ADDITIONAL INFORMATION	35
GOVERNMENT FILINGS	35

SUMMARY
This section summarizes some of the information that is contained in this prospectus. As an investor or prospective investor, you should review carefully the more detailed information that appears later in this prospectus and the information incorporated by reference in this prospectus. Unless otherwise indicated, the information presented in this prospectus gives effect to a one-for-ten reverse stock split of our issued and outstanding common shares effective on February 22, 2016.
Unless the context otherwise requires, as used in this prospectus, the terms "Company," "we," "us," and "our" refer to TOP SHIPS INC. and all of its subsidiaries, and "TOP SHIPS INC." refers only to TOP SHIPS INC. and not to its subsidiaries. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Our reporting currency is in the U.S. dollar and all references in this prospectus to "$" or "dollars" are to U.S. dollars.
Our Company
We are an international owner and operator of modern, fuel efficient eco medium range, or MR, tanker vessels focusing on the transportation of crude oil, petroleum products (clean and dirty) and bulk liquid chemicals. As of the date of this prospectus, our fleet consists of two chartered-in 49,737 dwt product/chemical tankers vessels, the M/T Stenaweco Energy and the M/T Stenaweco Evolution, two 39,208 dwt product/chemical tankers vessels, the M/T Eco Fleet and the M/T Eco Revolution, and two 49,737 dwt product/chemical tankers, the M/T Stenaweco Excellence and M/T Nord Valiant
We intend to continue to review the market in order to identify potential acquisition targets on accretive terms.
We believe we have established a reputation in the international ocean transport industry for operating and maintaining vessels with high standards of performance, reliability and safety. We have assembled a management team comprised of executives who have extensive experience operating large and diversified fleets of tankers and who have strong ties to a number of national, regional and international oil companies, charterers and traders.
The Fleet
The following tables present our fleet list as of January 13, 2017:
Chartered-in fleet:

Name	Deadweight	Charterer	Charter Duration	Gross Rate fixed period/ options
M/T Stenaweco Energy	49,737	Stena Weco A/S	5.5+1+1 years	$16,500* / $17,350 / $18,100
M/T Stenaweco Evolution	49,737	Stena Weco A/S	5+1+1 years	$16,200** / $17,200 / $18,000

*$14,600 commencing from January 1, 2017 until June 30, 2018. Thereafter the rate will be $16,500 until February 25, 2020.
**$14,600 commencing from May 1, 2017 until April 30, 2018. Thereafter the rate will be $16,200 from May 1, 2018 until April 3, 2019. From April 4, 2019 to April 4, 2020 the rate is $16,350.

Operating fleet:

Name	Deadweight	Charterer	Charter Duration	Gross Rate fixed period/ options
M/T Eco Fleet	39,208	BP Shipping Limited	3+1+1 years	$15,200 / $16,000 / $16,750
M/T Eco Revolution	39,208	BP Shipping Limited	3+1+1 years	$15,200 / $16,000 / $16,750
M/T Stenaweco Excellence	49,737	Stena Weco A/S	3+1+1 years	$16,200 / $17,200 / $18,000
M/T Nord Valiant	49,737	DS Norden A/S	5+1+1 years	$16,800 / $17,600 / $18,400

Recent Developments

On August 1, 2016, we amended our ABN Senior Credit Facility, or the ABN Facility, to increase the borrowing limit to $64.4 million and added another tranche to the loan, "Tranche C," which is secured by M/T Nord Valiant. This additional $20 million of Tranche C was to be used to partly finance the remaining shipyard installments of the M/T Nord Valiant. Commencing in November 2016, Tranche C is repayable in 12 consecutive quarterly installments of $0.55 million each and then 12 consecutive quarterly installments of $0.36 million each, plus a balloon installment of $9.05 million payable together with the last installment in August 2022. Apart from the inclusion of M/T Nord Valiant as a collateralized vessel, no other material changes were made to the ABN Facility.
On August 5, 2016, we drew down $20.0 million under the ABN Facility and on August 10, 2016, we took delivery of the M/T Nord Valiant, a 49,737 dwt product/chemical tanker. On August 15, 2016, the M/T Nord Valiant commenced its time charter with DS Norden A/S.
On August 4, September 30 and December 29, 2016, we drew down $3.3 million, $0.7 million and $1.0 million, respectively under our revolving credit facility with Family Trading Inc., or Family Trading. On July 1 and September 7, 2016, we repaid $1.1 million and $2.4 million respectively under our revolving credit facility with Family Trading. During November 2016 we repaid a total of $4.4 million under our revolving credit facility with Family Trading. On January 3, 2017, we repaid $1.0 million under our revolving credit facility with Family Trading.
On September 14, 2016, we declared a dividend of one preferred share purchase right for each outstanding common share and adopted a shareholder rights plan, as set forth in a stockholders rights agreement dated as of September 22, 2016, by and between us and Computershare Trust Company, N.A., as rights agent.
On November 22, 2016, we entered into a securities purchase agreement with the Selling Securityholder, or the Securities Purchase Agreement, pursuant to which we sold up to 3,160 Series B Convertible Preferred Shares, which are convertible into our common shares pursuant to the terms of the Certificate of Designation of the Series B Convertible Preferred Shares, to the Selling Securityholder for up to $3.0 million, or the Transaction. The Selling Securityholder purchased 1,579 Series B Convertible Preferred Shares at the initial closing of the Transaction and 527 Series B Convertible Preferred Shares on November 28, 2016 and has waived the right to purchase any additional Series B Preferred Shares. This prospectus covers resales from time to time by the Selling Securityholder of up to 1,000,000 of our common shares underlying the Series B Convertible Preferred Shares issued in the Transaction. For more information about the Series B Convertible Preferred Shares, please see the section below entitled "Description of Series B Convertible Preferred Shares".
In connection with the Transaction, the Company also entered into a registration rights agreement with the Selling Securityholder, or the Registration Rights Agreement, which has been filed as an exhibit to this registration statement, to provide them with certain registration rights.
On December 28, 2016 we extended the maturity of the Family Trading loan to January 31, 2017.
Nasdaq Listing

On January 26, 2016, we received a notification from Nasdaq stating that because the market value of our publicly held shares for the previous 30 consecutive business days was below the minimum $5 million requirement for continued listing on the Nasdaq Global Select Market, we were not in compliance with Nasdaq Listing Rule 5450(b)(1)(C). The applicable grace period to regain compliance was 180 calendar days from the date of the notice.
On July 27, 2016, we transferred our Nasdaq listing from the Nasdaq Global Select Market to the Nasdaq Capital Market. Our common shares continue to trade on Nasdaq under the symbol "TOPS". The Nasdaq Capital Market is a continuous trading market that operates in substantially the same manner as the Nasdaq Global Select Market. The Company currently fulfills the listing requirements of the Nasdaq Capital Market and the approval of the transfer cured our deficiency under Nasdaq Listing Rule 5450(b)(1)(C).

Corporate Information
Our predecessor, Ocean Holdings Inc., was formed as a corporation in January 2000 under the laws of the Republic of the Marshall Islands and renamed Top Tankers Inc. in May 2004. In December 2007, Top Tankers Inc. was renamed Top Ships Inc.
Our common shares are currently listed on the Nasdaq Capital Market under the symbol "TOPS." The current address of our principal executive office is 1 Vasilisis Sofias and Megalou Alexandrou Str, 15124 Maroussi, Greece. The telephone number of our registered office is +30 210 812 8180. Our corporate website address is www.topships.org. The information contained on our website does not constitute part of this prospectus.
The Securities We or the Selling Securityholder May Offer
We may use this prospectus to offer up to $200,000,000 of our:
1.	common shares, including related preferred stock purchase rights;
2.	preferred shares;
3.	debt securities;
4	warrants;
5.	purchase contracts;
6.	rights; and
7.	units.
We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. In addition, the Selling Securityholder may sell in one or more offerings pursuant to this prospectus up to an aggregate of 1,000,000 of our common shares issuable to the Selling Securityholder upon conversion of some or all of the Series B Convertible Preferred Shares issued in the Transaction.
A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus and any prospectus supplement, including the risks described under the heading "Item 3. Key Information—D. Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2015, filed with the Commission on April 26, 2016, as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled "Where You Can Find Additional Information." In addition, you should also consider carefully the risks set forth under the heading "Risk Factors" in any prospectus supplement before investing in the securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.
Risk Related to the Offering
Sales by the Selling Securityholder of the common shares covered by this prospectus could adversely affect the trading price of our common shares.
In accordance with the Registration Rights Agreement, we are registering for resale on this registration statement up to an aggregate of 1,000,000 common shares issuable to the Selling Securityholder upon conversion of some or all of the Series B Convertible Preferred Shares issued in the Transaction. These common shares represent approximately 17.6% of our currently outstanding common shares. Subject to certain exceptions, we are obligated to keep this prospectus current so that, once issued, the common shares can be sold in the public market at any time. Further, the Registration Rights Agreement requires, among other things, for us to ultimately register for resale all of our common shares issued or issuable upon the conversion of all Series B Convertible Preferred Shares issued in the Transaction until the common shares may be sold without restrictions pursuant to Rule 144 promulgated under the Securities Act. Consequently, the resale of all or a substantial portion of the common shares in the public market, or the perception that these sales might occur, could cause the market price of our common shares to decrease and may make it difficult for us to sell our equity securities in the future at a time and upon terms we deem appropriate.
The provisions of the Series B Convertible Preferred Shares may require us to issue a large number of common shares upon conversion, which may significantly depress the trading price of our common shares and significantly dilute existing shareholders.

The conversion price that is used to determine the number of common shares issued to holders of Series B Convertible Preferred Shares upon conversion is subject to anti-dilution adjustments and adjustments based upon the trading price of our common shares. Specifically, each Series B Convertible Preferred Share is convertible into the number of our common shares equal to the quotient of $1,000 plus any accrued and unpaid dividends divided by the lesser of the following two prices: (i) $2.80 and (ii) 85% of the lowest daily VWAP of the Company's common shares over the 10 consecutive trading days expiring on the trading day immediately prior to the date of delivery of a conversion notice, but in no event will the conversion price be less than $1.00. Under certain circumstances, the aforementioned adjustments may result in us issuing a large number of common shares upon conversion of the Series B Convertible Preferred Shares, which in turn could significantly depress the trading price of our common shares and significantly dilute existing shareholders. For example, assuming there are no accrued and unpaid dividends, the hypothetical conversion of all 2,160 Series B Convertible Preferred Shares by the Selling Securityholder at the $1.00 floor price will result in the issuance of 2,160,000 of our common shares, which represents approximately 38% of our currently outstanding common shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this prospectus may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.
We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation. This prospectus and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. When used in this prospectus, the words "anticipate," "believe," "expect," "intend," "estimate," "forecast," "project," "plan," "potential," "may," "should," and similar expressions identify forward-looking statements.
All forward-looking statements involve risks and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.
The forward-looking statements in this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.
In addition to these assumptions and matters discussed elsewhere herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including fluctuations in charterhire rates and vessel values, changes in demand in the shipping market, including the effect of changes in the Organization of the Petroleum Exporting Countries' petroleum production levels and worldwide oil consumption and storage, changes in regulatory requirements affecting vessel operations, changes in Top Ships Inc.'s operating expenses, including bunker prices, dry-docking and insurance costs, changes in governmental rules and regulations or actions taken by regulatory authorities, changes in the price of our capital investments, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents, political events, piracy or acts by terrorists, and other important factors described from time to time in the reports filed by us with the Commission.
See the section entitled "Risk Factors," beginning on page 4, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our unaudited ratio of earnings to fixed charges for the periods presented.(1)
		Year Ended December 31, (amounts in thousands of US dollars)
	Six Months Ended June 30, 2016	2015	2014	2013	2012	2011

Earnings
Net income / (loss)	$290	$(8,507)	$2,896	$1,408	$(63,984)	$(189,112)
Add: Fixed charges	3,678	5,098	630	6,479	9,048	16,267
Less: Interest capitalized	(578)	(449)	(208)	-	-	-

Total Earnings	$3,390	$(3,858)	$3,318	$7,887	$(54,936)	$(172,845)

Fixed Charges

Interest expensed and capitalized	1,214	604	614	$4,644	$7,240	$10,068
Interest portion of Bareboat charter hire expenses	2,349	3,956	-	-	-	-
Amortization and write-off of capitalized expenses related to indebtedness	115	538	16	1,835	1,808	6,199

Total Fixed Charges	$3,678	$5,098	$630	$6,479	$9,048	$16,267

Ratio of Earnings to Fixed Charges(2)	0.92	-	5.27	1.2	-	–
Dollar amount of the coverage deficiency	288	8,956	-	-	63,984	189,112

(1)	As of the date of this prospectus, 2,106 Series B Convertible Preferred Shares are issued and outstanding.
(2)
For purposes of computing the consolidated ratio of earnings to fixed charges, "earnings" consist of pre-tax income from continuing operations prepared under GAAP plus fixed charges (exclusive of interest capitalized) and "fixed charges" represent interest incurred, amortization of deferred financing costs and the interest portion of bareboat charter hire expenses. The consolidated ratio of earnings to fixed charges is a ratio that we are required to present in this prospectus supplement and has been calculated in accordance with SEC rules and regulations. This ratio has no application to our credit facilities, and we believe is not a ratio generally used by investors to evaluate our overall operating performance.

USE OF PROCEEDS
We intend to use net proceeds from the sale of the securities by us as set forth in the applicable prospectus supplement.
We will not receive any proceeds from sales of our common shares by the Selling Securityholder. We also cannot predict when or if the Series B Convertible Preferred Shares will be converted, and it is possible that the Series B Convertible Preferred Shares may never be converted.

CAPITALIZATION
Each prospectus supplement will include information on our consolidated capitalization.

PRICE RANGE OF COMMON SHARES
You should carefully review the high and low prices of our common shares in the tables for the months, quarters and years indicated under the heading Item 9. "The Offer and Listing" in our annual report on Form 20-F for the year ended December 31, 2015, which is incorporated by reference herein.
Our common shares trade on the Nasdaq Capital Market under the symbol "TOPS." All share prices have been adjusted to reflect the 1-for-10 reverse stock split of our common shares effected on February 22, 2016. The high and low market prices for our common shares for the periods indicated were as follows:
	High	Low
For the Quarter Ended
December 31, 2016	$8.40	$2.00
September 30, 2016	$8.40	$1.48
June 30, 2016	$3.44	$1.45

For the Month Ended

January 2017 (up to and including January 13, 2017)	$2.68	$2.20
December 2016	$3.35	$2.25
November 2016	$8.40	$2.00
October 2016	$3.67	$2.46
September 2016	$4.82	$3.10
August 2016	$8.40	$3.66
July 2016	$4.90	$1.48

PLAN OF DISTRIBUTION
We or the Selling Securityholder may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we or the Selling Securityholder may sell some or all of our securities included in this prospectus, through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.
In addition, we or the Selling Securityholder may enter into options or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We or the Selling Securityholder may enter into hedging transactions with respect to our securities. For example, we or the Selling Securityholder may:
•	enter into transactions involving short sales of our common shares by broker-dealers;
•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or
•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
The Selling Securityholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.
We or the Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities pledged by us or the Selling Securityholder or borrowed from us or the Selling Securityholder to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The Selling Securityholder and any broker-dealers or other persons acting on our behalf or the behalf of the Selling Securityholder that participate with us or the Selling Securityholder in the distribution of the securities, may be deemed to be underwriters, and any commissions received or profit realized by them on the resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As a result, we have informed, or will inform, the Selling Securityholder that Regulation M, promulgated under the Securities Exchange Act of 1934, or the Exchange Act, may apply to sales by the Selling Securityholder in the market. The Selling Securityholder may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our common shares against certain liabilities, including liabilities arising under the Securities Act.

As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us, and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders or the Selling Securityholder may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to all of the securities offered and sold by us under this registration statement.
If more than five percent (5%) of the net proceeds of any offering of common shares made under this prospectus will be received by a Financial Industry Regulatory Authority, or FINRA, member participating in the offering or affiliates or associated persons of such a FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

SELLING SECURITYHOLDER
This prospectus relates to up to 1,000,000 common shares that the Selling Securityholder may sell in one or more offerings upon conversion of some or all of the Series B Convertible Preferred Shares that the Selling Securityholder has purchased from us under the terms of the Securities Purchase Agreement. The table below sets forth information about the maximum number of our common shares that may be offered from time to time by the Selling Securityholder under this prospectus. The Selling Securityholder identified below may currently hold or acquire our common shares in addition to those registered hereby. In addition, the Selling Securityholder identified below may sell, transfer, assign or otherwise dispose of some or all of their common shares in private placement transactions exempt from or not subject to the registration requirements of the Securities Act.
Information concerning the Selling Securityholder may change from time to time and, to the extent required, we will supplement this prospectus accordingly. To our knowledge, the Selling Securityholder does not have nor have had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than their ownership of our common shares.
We have prepared the following table based on information supplied to us by the Selling Securityholder on or prior to January 13, 2017. We have not sought to verify such information.
Selling Securityholder	Total Number of Preferred Shares Owned Prior to This Offering	Total Number of Common Shares Owned Prior to This Offering	Percentage of Outstanding Shares Owned Prior to This Offering	Maximum Number of Shares Which May Be Sold in This Offering	Percentage of Outstanding Shares Which May Be Sold in This Offering(2)	Number of Shares Owned Following This Offering(3)	Percentage of Outstanding Shares Owned Following This Offering(3)
YA II CD, LTD(1)	2,106	0	0	1,000,000	17.6%	-	0%

(1)
YA II CD, Ltd is the investor under the Securities Purchase Agreement. Yorkville Advisors Global, LP ("Yorkville LP") is YA II CD, Ltd's. investment manager and Yorkville Advisors Global, LLC ("Yorkville LLC") is the General Partner of Yorkville LP. All investment decisions for YA are made by Yorkville LLC's President and Managing Member, Mr. Mark Angelo. The address of YA is 1012 Springfield Avenue, Mountainside, NJ 07092, Attention: Mark Angelo, Portfolio Manager.

(2)
Assumes that the total number of issued and outstanding common shares of the Company remains unchanged at 5,694,141 prior to the issuance of the common shares underlying the Series B Convertible Preferred Shares.

(3)	Assumes that the Selling Stockholder will sell all of its common shares offered pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK
Purpose
Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act, or BCA. Our Third Amended and Restated Articles of Incorporation and Amended and Restated By-Laws, as amended, do not impose any limitations on the ownership rights of our shareholders.
Authorized Capitalization
Our authorized capital stock consists of 1,000,000,000 common shares, par value $0.01 per share, of which 5,694,141 shares were issued and outstanding as of January 9, 2017 and 20,000,000 preferred shares with par value of $0.01, of which 2,106 Series B Convertible Preferred Shares are issued and outstanding as of the date of this prospectus.
On September 14, 2016, we declared a dividend of one preferred share purchase right for each outstanding common share and adopted a shareholder rights plan, as set forth in a Stockholders Rights Agreement dated as of September 22, 2016, by and between us and Computershare Trust Company, N.A., as rights agent described under the section entitled "—Stockholder Rights Agreement". In connection with the Stockholder Rights Agreement, we designated 1,000,000 shares as Series A Participating Preferred Stock, none of which are outstanding as of the date of this prospectus.
As of January 13, 2017, there were also (i) 2,669,545 warrants outstanding, with each warrant currently having an exercise price of the lesser of $2.80 or 85% of the lowest daily VWAP of the Company's common shares over the 10 consecutive trading days expiring on the trading day immediately prior to the date of delivery of an exercise notice (but in no event will the exercise price be less than $1.00), and entitling its holder to purchase 0.89 common shares, as may be further adjusted and (ii) 300,000 representative warrants outstanding entitling their holders to purchase 30,000 shares at an exercise price of $25 per share, as may be further adjusted.
Description of Common Shares
Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive ratably all dividends, if any, declared by our Board of Directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of our preferred shares having liquidation preferences, if any, the holders of our common shares will be entitled to receive pro rata our remaining assets available for distribution. Holders of our common shares do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of our common shares are subject to the rights of the holders of any preferred shares that we may issue in the future.
Description of Preferred Shares
Our Third Amended and Restated Articles of Incorporation authorize our Board of Directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including the designation of the series, the number of shares of the series, the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series, and the voting rights, if any, of the holders of the series.
Under the terms of our Third Amended and Restated Articles of Incorporation, our board of directors has the authority, without any further vote or action by our shareholders, to issue up to 20,000,000 preferred shares. The material terms of any series of preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement. Our board of directors is authorized to provide for the issuance of preferred shares in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred shares. At the time that any series of our preferred shares are authorized, our board of directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. Our board of directors could, without shareholder approval, cause us to issue preferred shares which have voting, conversion and other rights that could adversely affect the holders of common shares or make it more difficult to effect a change in control. Our preferred shares could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders. In addition, our preferred shares could be issued with voting, conversion and other rights and preferences which would adversely affect the voting power and other rights of holders of common shares. Our board of directors may issue preferred shares on terms calculated to discourage, delay or prevent a change of control in us or the removal of our management.

Description of Series B Convertible Preferred Shares
On November 22, 2016, we completed a private placement of up to 3,160 Series B Convertible Preferred Shares for an aggregate principal amount of up to $3.0 million. The Selling Securityholder purchased 1,579 Series B Convertible Preferred Shares at the initial closing of the Transaction and 527 Series B Convertible Preferred Shares on November 28, 2016 for a total of $2.0 million. The Selling Securityholder waived the right to purchase any additional Series B Preferred Shares. The following description of the Series B Convertible Preferred Shares is subject to and qualified in its entirety by reference to the Securities Purchase Agreement, Certificate of Designation of the Series B Convertible Preferred Shares and Registration Rights Agreement entered into in connection with the private placement. Copies of the Securities Purchase Agreement, Certificate of Designation of the Series B Convertible Preferred Shares and Registration Rights Agreement has been filed as exhibits to our Report on Form 6-K filed with the Commission on November 23, 2016. The waiver agreement was filed as an exhibit to our Report on Form 6-K filed with the Commission on January 10, 2017. We suggest that you read the complete text of our Securities Purchase Agreement, Certificate of Designation of the Series B Convertible Preferred Shares, and Registration Rights Agreement and the waiver agreement, which we have incorporated by reference to this registration statement.
Conversion.  Each holder of Series B Convertible Preferred Shares, at any time and from time to time, has the right, subject to certain conditions, to convert all or any portion of the Series B Convertible Preferred Shares then held by such holder into our common shares at the conversion rate then in effect. Each Series B Convertible Preferred Share is convertible into the number of our common shares equal to the quotient of $1,000 plus any accrued and unpaid dividends divided by the lesser of the following two prices: (i) $2.80 and (ii) 85% of the lowest daily VWAP of the Company's common shares over the 10 consecutive trading days expiring on the trading day immediately prior to the date of delivery of a conversion notice, but in no event will the conversion price be less than $1.00.
Limitation on Beneficial Ownership. The Series B Convertible Preferred Shares may not be converted if, after giving effect to the conversion, a holder together with certain related parties would beneficially own in excess of 4.99% of our outstanding common shares. At each holder's option, the cap may be waived upon 61-days' prior notice to us.
Voting.  The holders of Series B Convertible Preferred Shares are entitled to such number of votes as is equal to the number of our common shares then issuable upon a conversion of each Series B Convertible Preferred Share (subject to the ownership limitation of 4.99%) on all matters submitted to a vote of the stockholders of the Company.  The holders of Series B Convertible Preferred Shares and the holders of our common shares shall vote together as one class on all matters submitted to a vote of shareholders of the Company. The holders of Series B Convertible Preferred Shares have no special voting rights and their consent shall not be required for taking any corporate action.
Distributions.  Upon any liquidation, dissolution or winding up of the Company, the holders of Series B Convertible Preferred Shares shall be entitled to receive an aggregate amount equal to one thousand dollars ($1,000) per each Series B Convertible Preferred Share plus an amount equal to any accrued and unpaid dividends on each such Series B Convertible Preferred Share.
Redemption.  The Company at its option shall have the right to redeem a portion or all of the outstanding Series B Convertible Preferred Shares. The Company shall pay an amount equal to one thousand dollars ($1,000) per each Series B Convertible Preferred Share, or the Liquidation Amount, plus a redemption premium equal to twenty percent (20%) of the Liquidation Amount being redeemed, plus an amount equal to any accrued and unpaid dividends on such Preferred Shares (collectively referred to as the "Redemption Amount"). In order to make a redemption, the Company shall first provide 10 business days advanced written notice to the holders of its intention to make a redemption, or the Redemption Notice, setting forth the amount it desires to redeem. After receipt of the Redemption Notice, the holders shall have the right to elect to convert all or any portion of its Series B Convertible Preferred Shares. Upon the expiration of the 10 business day period, the Company shall deliver to each holder the Redemption Amount with respect to the amount redeemed after giving effect to conversions effected during the notice period.
The Series B Convertible Preferred Shares shall be subject to redemption in cash at the option of the holders thereof at any time after the occurrence and continuance of a Triggering Event, as defined in the Certificate of Designation of the Series B Convertible Preferred Shares incorporated herein by reference, in an amount equal to the Redemption Amount with respect to such Series B Convertible Preferred Shares. Such Preferred Shares shall be redeemed and the Redemption Amount shall be paid on a date that shall not be more than 10 business days following the date that written notice to the Company is given by a holder indicating the holder's intention to redeem such shares and the number of shares to be redeemed.

Dividends. The holders of outstanding Series B Convertible Preferred Shares shall be entitled to receive when, as and if declared by our board of directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after a Triggering Event (as defined in the Certificate of Designation of the Series B Convertible Preferred Shares incorporated herein by reference) in an amount per share (rounded to the nearest cent) equal to eight percent (8%) per year of the liquidation amount of the then outstanding Series B Convertible Preferred Shares computed on the basis of a 365-day year and the actual days elapsed. A Triggering Event includes, among other things, certain bankruptcy proceedings commenced by us or our subsidiaries, the delisting of our common shares from Nasdaq, our failure to timely deliver common shares to the Selling Securityholder upon conversion of Series B Convertible Preferred Shares, our failure to pay cash upon redemption as provided in the Certificate of Designations of the Series B Convertible Preferred Shares, or our failure to observe or perform certain covenants of the Certificate of Designations of the Series B Convertible Preferred Shares or any Transaction document. The liquidation amount is $1,000 per each Series B Convertible Preferred Share. The Company shall declare a dividend or distribution on the Series B Convertible Preferred Shares as provided above immediately after each Quarterly Dividend Payment Date after a Triggering Event.
Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series B Convertible Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. Our board of directors may fix a record date for the determination of holders of Series B Convertible Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.
Share History
Share Issuances
Our predecessor, Ocean Holdings Inc., was formed as a corporation in January 2000 under the laws of the Republic of the Marshall Islands and renamed Top Tankers Inc. in May 2004. In December 2007, Top Tankers Inc. was renamed Top Ships Inc. Our common shares are currently listed on the Nasdaq Capital Market under the symbol "TOPS."
On March 19, 2014, we acquired five newbuilding vessels under construction, the M/T Stenaweco Evolution, the M/T Eco Fleet, the M/T Eco Revolution, M/T Stenaweco Excellence, and M/T Nord Valiant through share purchase agreements with their respective shipowning company which were affiliated with our President, Chief Executive Officer and Director, Evangelos J. Pistiolis and unrelated third parties for an aggregate purchase price of $43.3 million, paid as follows: $2.5 million in cash and $40.8 million in 583,321 newly-issued common shares, issued at $70.00 per share.
On April 21, 2014, we effected a 1-for-7 reverse stock split of our common shares. There was no change in the number of our authorized common shares.
On June 11, 2014, we completed a public offering of 10,000,000 of our common shares and warrants to purchase 5,000,000 of our common shares at $2.00 per common share and $0.00001 per warrant (one warrant was originally given the right to purchase one common share). The warrants had an exercise price of $2.50 per share, which is adjustable, were exercisable immediately, and expire five years from the date of issuance. In addition, the underwriters partially exercised their overallotment option to purchase an additional 660,000 common shares and 330,000 warrants to purchase common shares. The underwriters also received as compensation 300,000 representative warrants, or the Representative Warrants, to purchase our common shares with an adjustable exercise price of $25 per share. The amounts discussed in the above paragraph do not reflect the 1-for-10 reverse stock split effected on February 22, 2016.
On December 23, 2015, we entered into an agreement with Family Trading for the latter to assume the outstanding $3.8 million balance payable on the early termination of the bareboat charter for the M/T Delos. As consideration for the assumption of this liability, on January 12, 2016, we issued 1,355,816 of our common shares to Family Trading. We retained the right to buy back up to 60% of these shares at any time until December 31, 2016.

On February 22, 2016, we effected a 1-for-10 reverse stock split of our common shares. There was no change in the number of our authorized common shares.
On February 25, 2016, we issued 68,674 restricted common shares to Sovereign Holdings Inc., a company that may be deemed to be owned by the Lax Trust, an irrevocable trust established for the benefit of certain family members of Evangelos J. Pistiolis, our President, Chief Executive Officer and Director.
On February 26, 2016, and March 2, 2016, we issued 25,000 common shares on each day, respectively, upon the exercise of two equal increments of 28,090 Warrants.
From August 2016 to the date of this prospectus, we issued 2,141,760 common shares, upon the exercise of 2,604,275 Warrants.
On November 22, 2016, we entered into a securities purchase agreement with the Selling Securityholder, or the Securities Purchase Agreement, pursuant to which we sold up to 3,160 Series B Convertible Preferred Shares, which are convertible into our common shares pursuant to the terms of the Certificate of Designation of the Series B Convertible Preferred Shares, to the Selling Securityholder for up to $3.0 million. The Selling Securityholder purchased 1,579 Series B Convertible Preferred Shares at the initial closing of the Transaction and 527 Series B Convertible Preferred Shares on November 28, 2016 for a total of $2.0 million, and has waived the right to purchase any additional Series B Preferred Shares. This prospectus covers resales from time to time by the Selling Securityholder of up to 1,000,000 of our common shares underlying the Series B Convertible Preferred Shares.
Equity Incentive Plan
In April 2005, our Board of Directors adopted our 2005 Stock Incentive Plan, which was amended and restated in December 2009, or the Amended and Restated 2005 Plan, under which our officers, key employees and directors were eligible to receive grants of stock appreciation rights, dividend equivalent rights, restricted stock, unrestricted stock, restricted stock units, and performance shares at the discretion of our Board of Directors.
On February 12, 2013, we granted 714 shares to our President, Chief Executive Officer and Director, Evangelos J. Pistiolis, which were issued to Sovereign. The shares vested six months from the date of grant, however, as the shares granted to Mr. Pistiolis did not contain any future service vesting conditions, all such shares were considered vested shares on the grant date. The fair value of each share on the grant date was $73.5.
On September 26, 2013, we granted 1,285 shares to two of our officers. The shares vested six months from the date of grant, however, as these shares did not contain any future service vesting conditions, all such shares were considered vested shares on the grant date. The fair value of each share on the grant date was $131.6.
On December 18, 2013, we granted 714 shares to our President, Chief Executive Officer and Director, Evangelos J. Pistiolis which were issued to Sovereign on January 17, 2014. The shares vested six months from the date of grant, however, as the shares granted to Mr. Pistiolis did not contain any future service vesting conditions, all such shares were considered vested shares on the grant date. The fair value of each share on the grant date was $112.00.
The Amended and Restated 2005 Plan expired in April 2015.
On April 15, 2015, our Board of Directors adopted the 2015 Stock Incentive Plan, or the 2015 Plan, under which our directors, officers, key employees as well as consultants and service providers may be granted non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, unrestricted stock and other-equity based-related awards. A total of 190,000 common shares were reserved for issuance under the 2015 Plan, which is administered by the Compensation Committee of the Board of Directors.
On April 15, 2015, we granted 183,000 restricted shares under the 2015 Plan to Central Mare Inc., a related party affiliated with the family of Evangelos J. Pistiolis, our President, Chief Executive Officer and Director. The shares will vest equally over a period of eight years from the date of grant. The fair value of each share on the grant date was $10.90.

On June 30, 2015, 22,875 shares of the 2015 Plan vested. The fair value of each share on the vesting date was $10.30.
On June 30, 2016, 22,875 shares of the 2015 Plan vested. The fair value of each share on the vesting date was $1.69.
Shareholder Meetings
Under our Amended and Restated By-Laws, annual shareholder meetings will be held at a time and place selected by our Board of Directors. The meetings may be held in or outside of the Marshall Islands. Special meetings of the shareholders, unless otherwise prescribed by law, may be called for any purpose or purposes at any time exclusively by the Board of Directors. Notice of every annual and special meeting of shareholders shall be given at least 15 but not more than 60 days before such meeting to each shareholder of record entitled to vote thereat.
Directors
Our directors are elected by a plurality of the votes cast at a meeting of the shareholders by the holders of shares entitled to vote in the election. Our Third Amended and Restated Articles of Incorporation and Amended and Restated By-Laws prohibit cumulative voting in the election of directors.
The Board of Directors must consist of at least one member and not more than twelve, as fixed from time to time by the vote of not less than 66 2/3% of the entire board. Each director shall be elected to serve until the third succeeding annual meeting of shareholders and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal, or the earlier termination of his term of office. The Board of Directors has the authority to fix the amounts which shall be payable to the members of our Board of Directors, and to members of any committee, for attendance at any meeting or for services rendered to us.
Classified Board
Our Amended and Restated Articles of Incorporation provide for the division of our Board of Directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three-year terms. Approximately one-third of our Board of Directors will be elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of our company. It could also delay shareholders who do not agree with the policies of the Board of Directors from removing a majority of the Board of Directors for two years.
Election and Removal
Our Third Amended and Restated Articles of Incorporation and Amended and Restated By-Laws require parties other than the Board of Directors to give advance written notice of nominations for the election of directors. Our Third Amended and Restated Articles of Incorporation provide that our directors may be removed only for cause and only upon the affirmative vote of the holders of at least 80% of the outstanding shares of our capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.
Dissenters' Rights of Appraisal and Payment
Under the BCA, our shareholders have the right to dissent from various corporate actions, including certain mergers or consolidations or sales of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares, subject to exceptions. For example, the right of a dissenting shareholder to receive payment of the fair value of his shares is not available if for the shares of any class or series of shares, which shares at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders to act upon the agreement of merger or consolidation, were either (1) listed on a securities exchange or admitted for trading on an interdealer quotation system or (2) held of record by more than 2,000 holders. In the event of any further amendment of the articles, a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the High Court of the Republic of the Marshall Islands or in any appropriate court in any jurisdiction in which our shares are primarily traded on a local or national securities exchange. The value of the shares of the dissenting shareholder is fixed by the court after reference, if the court so elects, to the recommendations of a court-appointed appraiser.

Shareholders' Derivative Actions
Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of our common shares both at the time the derivative action is commenced and at the time of the transaction to which the action relates. On November 20, 2014, we amended our Amended and Restated By-Laws to provide that unless we consent in writing to the selection of alternative forum, the sole and exclusive forum for (i) any shareholders' derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company or the Company's shareholders, (iii) any action asserting a claim arising pursuant to any provision of the BCA, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the High Court of the Republic of the Marshall Islands, in all cases subject to the court's having personal jurisdiction over the indispensable parties named as defendants.
Anti-takeover Provisions of our Charter Documents
Several provisions of our Third Amended and Restated Articles of Incorporation and Amended and Restated By-Laws may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our Board of Directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise, that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors.
Business Combinations
Our Third Amended and Restated Articles of Incorporation include provisions which prohibit the Company from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction in which the person became an interested shareholder, unless:
•
prior to the date of the transaction that resulted in the shareholder becoming an interested shareholder, the Board approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

•
upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced;

•
at or subsequent to the date of the transaction that resulted in the shareholder becoming an interested shareholder, the business combination is approved by the Board and authorized at an annual or special meeting of shareholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested shareholder; and

•	the shareholder became an interested shareholder prior to the consummation of the initial public offering.
Limited Actions by Shareholders
Our Third Amended and Restated Articles of Incorporation and our Amended and Restated By-Laws provide that any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders.
Our Third Amended and Restated Articles of Incorporation and our Amended and Restated By-Laws provide that only our Board of Directors may call special meetings of our shareholders and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may be prevented from calling a special meeting for shareholder consideration of a proposal over the opposition of our Board of Directors and shareholder consideration of a proposal may be delayed until the next annual meeting.

Blank Check Preferred Stock
Under the terms of our Third Amended and Restated Articles of Incorporation, our Board of Directors has authority, without any further vote or action by our shareholders, to issue up to 20,000,000 shares of blank check preferred stock. Our Board of Directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.
Super-majority Required for Certain Amendments to Our By-Laws
On February 28, 2007, we amended our by-laws to require that amendments to certain provisions of our by-laws may be made when approved by a vote of not less than 66 2/3% of the entire Board of Directors. These provisions that require not less than 66 2/3% vote of the Board of Directors to be amended are provisions governing: the nature of business to be transacted at our annual meetings of shareholders, the calling of special meetings by our Board of Directors, any amendment to change the number of directors constituting our Board of Directors, the method by which our Board of Directors is elected, the nomination procedures of our Board of Directors, removal of our Board of Directors and the filling of vacancies on our Board of Directors.
Stockholder Rights Agreement
On September 14, 2016, our Board of Directors declared a dividend of one preferred share purchase right (a "Right") for each outstanding common share and adopted a shareholder rights plan, as set forth in the Stockholders Rights Agreement dated as of September 22, 2016 (the "Rights Agreement"), by and between the Company and Computershare Trust Company, N.A., as rights agent.
The Board adopted the Rights Agreement to protect shareholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group that acquires 15% or more of our outstanding common shares without the approval of the Board. If a shareholder's beneficial ownership of our common shares as of the time of the public announcement of the rights plan and associated dividend declaration is at or above the applicable threshold, that shareholder's then-existing ownership percentage would be grandfathered, but the rights would become exercisable if at any time after such announcement, the shareholder increases its ownership percentage by 1% or more.
The Rights may have anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our Board. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire us. Because our Board can approve a redemption of the Rights for a permitted offer, the Rights should not interfere with a merger or other business combination approved by our Board.
For those interested in the specific terms of the Rights Agreement, we provide the following summary description. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which is an exhibit to the Form 8-A filed by us on September 22, 2016 and incorporated herein by reference. The foregoing description of the Rights Agreement is qualified in its entirety by reference to such exhibit.
The Rights. The Rights trade with, and are inseparable from, our common shares. The Rights are evidenced only by certificates that represent our common shares. New Rights will accompany any new common shares of the Company issues after October 5, 2016 until the Distribution Date described below.
Exercise Price. Each Right allows its holder to purchase from the Company one one-thousandth of a share of Series A Participating Preferred Stock (a "Preferred Share") for $50.00 (the "Exercise Price"), once the Rights become exercisable. This portion of a Preferred Share will give the shareholder approximately the same dividend, voting and liquidation rights as would one common share. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights are not exercisable until ten days after the public announcement that a person or group has become an "Acquiring Person" by obtaining beneficial ownership of 15% or more of our outstanding common shares.
Certain synthetic interests in securities created by derivative positions — whether or not such interests are considered to be ownership of the underlying common shares or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended— are treated as beneficial ownership of the number of our common shares equivalent to the economic exposure created by the derivative position, to the extent our actual common shares are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Agreement are excepted from such imputed beneficial ownership.
For persons who, prior to the time of public announcement of the Rights Agreement, beneficially own 15% or more of our outstanding common shares, the Rights Agreement "grandfathers" their current level of ownership, so long as they do not purchase additional shares in excess of certain limitations.
The date when the Rights become exercisable is the "Distribution Date." Until that date, our common share certificates (or, in the case of uncertificated shares, by notations in the book-entry account system) will also evidence the Rights, and any transfer of our common shares will constitute a transfer of Rights. After that date, the Rights will separate from our common shares and will be evidenced by book-entry credits or by Rights certificates that the Company will mail to all eligible holders of our common shares. Any Rights held by an Acquiring Person are null and void and may not be exercised.
Preferred Share Provisions
Each one one-thousandth of a Preferred Share, if issued, will, among other things:
•	not be redeemable;
•
entitle holders to quarterly dividend payments in an amount per share equal to the aggregate per share amount of all cash dividends, and the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in our common shares or a subdivision of the our outstanding common shares (by reclassification or otherwise), declared on our common shares since the immediately preceding quarterly dividend payment date; and

•	entitle holders to one vote on all matters submitted to a vote of the shareholders of the Company.
The value of one one-thousandth interest in a Preferred Share should approximate the value of one common share.
Consequences of a Person or Group Becoming an Acquiring Person.

•
Flip In.  If an Acquiring Person obtains beneficial ownership of 15% or more of our common shares, then each Right will entitle the holder thereof to purchase, for the Exercise Price, a number of our common shares (or, in certain circumstances, cash, property or other securities of the Company) having a then-current market value of twice the Exercise Price. However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by the Company, as further described below.

Following the occurrence of an event set forth in preceding paragraph, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person or certain of its transferees will be null and void.
•
Flip Over. If, after an Acquiring Person obtains 15% or more of our common shares, (i) the Company merges into another entity; (ii) an acquiring entity merges into the Company; or (iii) the Company sells or transfers 50% or more of its assets, cash flow or earning power, then each Right (except for Rights that have previously been voided as set forth above) will entitle the holder thereof to purchase, for the Exercise Price, a number of our common shares of the person engaging in the transaction having a then-current market value of twice the Exercise Price.

•
Notional Shares. Shares held by affiliates and associates of an Acquiring Person, including certain entities in which the Acquiring Person beneficially owns a majority of the equity securities, and Notional Common Shares (as defined in the Rights Agreement) held by counterparties to a Derivatives Contract (as defined in the Rights Agreement) with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.

Redemption. The Board may redeem the Rights for $0.01 per Right at any time before any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of the Rights will be to receive the redemption price of $0.01 per Right. The redemption price will be adjusted if the Company has a stock dividend or a stock split.
Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common shares, the Board may extinguish the Rights by exchanging one common share or an equivalent security for each Right, other than Rights held by the Acquiring Person. In certain circumstances, the Company may elect to exchange the Rights for cash or other securities of the Company having a value approximately equal to one common share.
Expiration. The Rights expire on the earliest of (i) September 22, 2026; or (ii) the redemption or exchange of the Rights as described above.
Anti-Dilution Provisions. The Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Preferred Shares or our common shares. No adjustments to the Exercise Price of less than 1% will be made.
Amendments. The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the holders of the Rights on or prior to the Distribution Date. Thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the holders of Rights, with certain exceptions, in order to (i) cure any ambiguities; (ii) correct or supplement any provision contained in the Rights Agreement that may be defective or inconsistent with any other provision therein; (iii) shorten or lengthen any time period pursuant to the Rights Agreement; or (iv) make changes that do not adversely affect the interests of holders of the Rights (other than an Acquiring Person or an affiliate or associate of an Acquiring Person).
Taxes. The distribution of Rights should not be taxable for federal income tax purposes. However, following an event that renders the Rights exercisable or upon redemption of the Rights, shareholders may recognize taxable income.
Transfer Agent
The registrar and transfer agent for our common shares is Computershare Trust Company, Inc.
Listing
Our common shares traded on the Nasdaq Capital Market under the symbol "TOPS."

DESCRIPTION OF DEBT SECURITIES
We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement.  We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture.  We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part.  The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto).  The aggregate principal amount of debt securities that may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.  Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the Commission under the Exchange Act as "subsequent filings." The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities that may be issued.  The debt securities may be issued in one or more series.
You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;

•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
•	whether the debt securities will be our senior or subordinated securities;
•	whether the obligations under the debt securities will be our secured or unsecured obligations;
•	the applicability and terms of any guarantees;
•
the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;
•	whether the debt securities will be issued in the form of global securities or certificates in registered or bearer form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.
Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.
Senior Debt
We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt.  The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.
Subordinated Debt
We may issue subordinated debt securities under a subordinated debt indenture.  Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.
Covenants
Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us or our subsidiaries;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.
Modification of the Indentures
We expect that each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

1.	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
2.
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

3.	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
4.
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

5.	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
6.
makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

7.
waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities will be effective against any holder without his consent. In addition, other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium at maturity;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.
An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filings with respect to any class or series of debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or United States government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.
We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.  We expect that such terms will include, among others:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the number and type of our securities purchasable upon exercise of such warrants;
•	the price at which our securities purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material United States federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of any of our debt or equity securities issued by us.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•	the exercise price for the rights;
•	the number of rights issued to each shareholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see "Where You Can Find Additional Information" of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our purchase contracts, warrants, debt securities, preferred shares, common shares, rights or any combination of such securities. The applicable prospectus supplement will describe the terms of the offered units.  We expect that such terms will include, among others:
•
the terms of the units and of the purchase contracts, warrants, debt securities, preferred shares, common shares, and rights comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a Marshall Islands company, and our principal executive office is located outside of the United States in Greece. Some of our directors, officers and the experts named in this registration statement reside outside the United States. In addition, a substantial portion of our assets and the assets of certain of our directors, officers and experts are located outside of the United States. As a result, it may be difficult or impossible for U.S. investors to serve process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws.
Furthermore, there is substantial doubt that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries, directors or officers and such experts are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries, directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiaries, directors or officers and such experts based on those laws.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
Commission registration fee		$23,467
FINRA filing fee		$30,871
Nasdaq listing fees	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and engraving expenses	$	*
Transfer agent and registrar fees	$	*
Indenture trustee fees and expenses	$	*
Blue sky fees and expenses	$	*
Miscellaneous	$	*

Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to Report on Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York with respect to matters of United States and Marshall Islands law.
EXPERTS
The financial statements incorporated in this Prospectus by reference from Top Ships Inc.'s annual report on Form 20-F for the year ended December 31, 2015, have been audited by Deloitte Certified Public Accountants S.A. (formerly known as Deloitte Hadjipavlou, Sofianos & Cambanis S.A.), an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte Certified Public Accountants S.A. are located at Fragoklissias 3a & Granikou Str., 15125 Maroussi, Athens, Greece.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.
GOVERNMENT FILINGS
We file annual and special reports with the Commission. You may read and copy any document that we file and obtain copies at prescribed rates from the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Our filings are also available on our website at http://www.tops.org. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the Commission and do not contain all of the information in the registration statement. The full registration statement may be obtained from the Commission or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the Commission's Public Reference Room in Washington, D.C., as well as through the Commission's website.
Information Incorporated by Reference
The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference in this prospectus the documents listed below which have been filed with the Commission:
•
Report on Form 6-K filed with the Commission on January 10, 2017, which contains a Waiver Agreement between the Company and the Selling Securityholder dated January 9, 2017, waiving certain provisions contained in the Securities Purchase Agreement dated November 22, 2016.

•
Report on Form 6-K filed with the Commission on November 23, 2016, which contains the press release announcing the transaction with the Selling Securityholder and the Securities Purchase Agreement, Certificate of Designation and Registration Rights Agreement between the Company and the Selling Securityholder.

•
Report on Form 6-K filed with the Commission on September 13, 2016, which contains Management's Discussion and Analysis of Financial Condition and Results of Operations and the Company's unaudited interim condensed statements and related notes thereto of comprehensive income and balance sheets as and for the six months ended June 30, 2016.

•
Form 8-A, filed with the Commission on September 22, 2016, registering our Preferred Stock Purchase Rights under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating the description of Preferred Stock contained therein.

•
Annual Report on Form 20-F for the year ended December 31, 2015, filed with the Commission on April 26, 2016, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

•
Form 8-A, filed with the Commission on July 21, 2004, registering our common shares, par value $0.01 per share, under Section 12(g) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating the description of our common shares contained therein.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of the initial filing of the registration statement of which this prospectus forms a part (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above mentioned filing or any subsequent filing we incorporate by reference to this prospectus by writing or telephoning us at the following address:
Top Ships Inc.
1 Vas. Sofias and Meg. Alexandrou Str,
15124 Maroussi, Greece
(011) 30 210 812-8180 (telephone number)
Information Provided by the Company
We will furnish holders of our common shares with Annual Reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the Nasdaq Capital Market, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

4,200,000
Common Shares

TOP SHIPS INC.

Prospectus Supplement

Maxim Group LLC

November 6, 2019